UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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SILICON IMAGE, INC.

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April 20, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Silicon Image, Inc. to be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California, 94085, on Wednesday, May 21, 2008, at 2:00 p.m., Pacific Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of Silicon Image by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Steve Tirado
President and Chief Executive Officer

SILICON IMAGE, INC.
1060 East Arques Ave.
Sunnyvale, California 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Silicon Image, Inc. will be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California 94085, on Wednesday, May 21, 2008, at 2:00 p.m., Pacific Time, for the following purposes:

1. To elect two Class III directors of Silicon Image, Inc., each to serve until the 2011 annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Silicon Image’s Board of Directors intends to present the following nominees for election as Class III director:
                    Steve Tirado                                       William Raduchel

2. To approve the 2008 Equity Incentive Plan, which, if approved, will replace our current 1999 Equity Incentive Plan.

3. To approve an amendment to our 1999 Employee Stock Purchase Plan to extend the term of the Purchase Plan.

4. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Silicon Image, Inc. for the fiscal year ending December 31, 2008.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 28, 2008 are entitled to notice of and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
Steve Tirado
President and Chief Executive Officer

Sunnyvale, California
April 20, 2008

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2008: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
http://ir.siliconimage.com/sec.cfm

SILICON IMAGE, INC.
1060 East Arques Ave.
Sunnyvale, California 94085

PROXY STATEMENT

April 20, 2008

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Silicon Image, Inc., a Delaware corporation (“Silicon Image”), for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California 94085, on Wednesday, May 21, 2008, at 2:00 p.m., Pacific Time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 20, 2008. An annual report for the year ended December 31, 2007 is enclosed with this Proxy Statement.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on March 28, 2008, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on March 28, 2008, we had 77,148,494 shares of common stock outstanding and entitled to vote. Holders of Silicon Image common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

For Proposal No. 1, directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the two nominees receiving the highest number of “for” votes will be elected. To be approved, each of Proposals No. 2, 3 and 4 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If stockholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal No. 1, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to Proposals No. 2, 3 and 4. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative and negative votes, votes withheld, and abstentions.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members Brokers are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as Proposals No. 1 and 4. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the Annual Meeting. Those shares will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. For Proposals No. 2 and 3, which are not “routine,” a broker who has received no instructions from its clients generally does not have discretion to vote its clients’ unvoted shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal. Those shares would not be taken into account in determining the outcome of the non-routine proposal.

Voting of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Silicon Image for use at the Annual Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. All signed returned proxies that are not revoked will be voted in accordance with the instructions contained therein. However, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, or in the case of the election of the Class III directors, as a vote “for” election to Class III of the Board of all nominees presented by the Board. In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting provided a quorum is present.

Expenses of Solicitation

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by Silicon Image. Following the original mailing of the proxies and other soliciting materials, Silicon Image and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Silicon Image will request that brokers, custodians, nominees and other record holders of its common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Silicon Image, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Georgeson Shareholder Communications, Inc. will assist Silicon Image in obtaining the return of proxies at an estimated cost to Silicon Image of $8,000.

Revocability of Proxies

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to Silicon Image stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

Telephone or Internet Voting

For stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program for shares held in “street name” that offers telephone and Internet voting options. Stockholders with shares registered directly in their names with Mellon Investor Services, Silicon Image’s transfer agent, will also be able to vote using the telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Mellon Investor Services, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Silicon Image’s Board of Directors is presently comprised of six members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve until the third succeeding annual meeting. Peter Hanelt and William George have been designated as Class I directors, Masood Jabbar and John Hodge have been designated as Class II directors and Steve Tirado and William Raduchel have been designated as Class III directors. Mr. Hanelt serves as Chairman of the Board. The Class III directors will stand for reelection at the 2008 Annual Meeting, the Class I directors will stand for reelection or election at the 2009 annual meeting of stockholders and the Class II directors will stand for reelection or election at the 2010 annual meeting of stockholders. Unless otherwise provided by law, any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may only be filled by the affirmative vote of a majority of the directors then in office or by a sole remaining director. Any director so elected to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal.

Each of the nominees for election to Class III is currently a director of Silicon Image. If elected at the Annual Meeting, each of the nominees would serve until the 2011 annual meeting of stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by an executed proxy will be voted “for” the election of the two nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as the present Board may determine. Silicon Image is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The names of the nominees for election as Class III directors at the Annual Meeting and of the incumbent Class I and Class II directors and certain information about them, including their ages as of February 29, 2008, are included below.

Name	Age	Principal Occupation	Director Since

Nominee for election as Class III director with term expiring in 2008:
Steve Tirado	53	President and Chief Executive Officer of Silicon Image	2005
William Raduchel	61	Individual Investor and Strategic Advisor	2005
Incumbent Class I director with term expiring in 2009:
Peter Hanelt(1)(2)(3)	62	Business Consultant	2005
William George(2)(3)	65	Executive Vice President of Manufacturing Services, ON Semiconductor Corporation and SCI, LLC	2005
Incumbent Class II director with term expiring in 2010:
Masood Jabbar(1)(2)	58	Independent Consultant and Private Investor	2005
John Hodge(1)	41	Senior Managing Director, Blackstone Group	2006

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Governance and Nominating Committee

Steve Tirado has served as a director and President and Chief Executive Officer of Silicon Image since January 2005. Mr. Tirado previously served as Division President of the Storage Group from April 2004 to January 2005, President from January 2003 to March 2004, Chief Operating Officer from November 2000 to March 2004 and Executive Vice President of Marketing and Business Development from August 1999 to November 2000. From April 1986 to July 1999, Mr. Tirado held various marketing and management positions at Sun Microsystems, Inc., a computer networking company, serving most recently as Vice President of Marketing and Business Development for the NC Systems Group. From 1985 to 1986, Mr. Tirado was President of Tirado, Sorrentino Associates, a consulting firm. From 1984 to 1985, Mr. Tirado held the position of Marketing Administration Manager at Qualogy, a mass storage disk drive and controller company. From 1976 to 1984, Mr. Tirado was a public program administrator and policy analyst within various government agencies. Mr. Tirado holds a Bachelor’s degree in Psychology from the University of California at Santa Barbara, a Masters of Social Work degree in Community Organization, Management and Planning from Boston University and a Masters of Business Administration degree from the University of California at Berkeley.

William Raduchel has served as a director of Silicon Image since December 2005. Dr. Raduchel served as non-executive vice chairman of Silicon Image’s wholly-owned subsidiary Simplay Labs, LLC (formerly known as PanelLink Cinema LLC) from January 2005 until his election as a director of Silicon Image. From April 2003 until his election as a director, Dr. Raduchel served as a consultant to Silicon Image. Dr. Raduchel is an outside director, an active individual investor and a strategic advisor. From March 2004 until June 2006, he was the Chairman of the Board and from May 2004 to January 2006, Chief Executive Officer, of Ruckus Network, Inc., a digital entertainment network for students at colleges and universities over the university network. He is a director of the publicly traded companies Blackboard, Inc., Chordiant Software, Inc. and Opera Software ASA where he also serves as non-executive chairman, and is a director of Aha Media, ChipIn, Datran Media, ePals (formerly known as In2Books), moka5 and Virident, all private companies. He is a strategic advisor to Myriad International Holdings, an international satellite television and internet services company, and Trion World Network. From September 1999 through January 2001, he was Chief Technology Officer of AOL, becoming Chief Technology Officer of AOL Time Warner (now known as Time Warner Inc.) at that time, a position he held through 2002. After leaving AOL Time Warner, he served as a part-time strategic advisor to America Online, Inc. (a subsidiary of Time Warner Inc.) from March 2003 through February 2004. After attending Michigan Technological University, which gave him an honorary doctorate in 2002, Dr. Raduchel received his undergraduate degree in Economics from Michigan State University and earned his A.M. and Ph.D. degrees in Economics at Harvard University.

Peter Hanelt has served as a director of Silicon Image since May 2005, including as Chairman of the Board since July 2005. Mr. Hanelt has been a self-employed business consultant since November 2003. He served as Chief Restructuring Officer and Chief Operating Officer of the Good Guys, a regional consumer electronics retailer, from December 2001 through July 2003 and through October 2003 as a consultant. From October 1998 to June 2001, Mr. Hanelt served as Chief Executive Officer and director of Natural Wonders, Inc., a national specialty retailer of nature and science merchandise. Mr. Hanelt is also a director of Shoe Pavilion, Inc., a publicly traded retailer, Patelco Credit Union and Catholic Healthcare West, both not for profit companies and InterHealth Nutraceuticals, Inc., Bidz.com and Trader Vic’s Restaurants, all private companies.

William George has served as a director of Silicon Image since October 2005. Dr. George has served as Executive Vice President of Manufacturing Services for ON Semiconductor Corporation and SCI, LLC since June 2007. From August 1999 until June 2007, he served as Executive Vice President of Operations at ON. He served as Corporate Vice President and Director of Manufacturing of Motorola’s Semiconductor Components Group from June 1997 until August 1999. Prior to that time, Dr. George held several executive and management positions at Motorola, including Corporate Vice President and Director of Manufacturing of Motorola’s Semiconductor Products Sector. From 1991 to 1994, he served as Executive Vice President and Chief Operations Officer of Sematech, a consortium of leading semiconductor companies. He joined Motorola in 1968. From October 2003 until December 2004, Dr. George served as a director of the Supervisory Board of Metron Technology N.V., a global provider of marketing, sales, manufacturing, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers in Europe, Asia and the United States. Since August 2005, Dr. George serves as a director and a member of the Compensation Committee of Ramtron International Corporation, a semiconductor supplier located in Colorado Springs, Colorado. Dr. George received his Bachelor’s degree in Metallurgical Engineering in 1964 from the University of Oklahoma and earned a Ph.D. in Materials Science from Purdue University in 1968.

Masood Jabbar has served as a director of Silicon Image since May 2005. Mr. Jabbar is a private investor. From November 2004 to September 2006, Mr. Jabbar served as the Chief Executive Officer of XDS Inc., a privately held services company. In September 2003, Mr. Jabbar retired from Sun Microsystems, Inc. after sixteen years, where he held a variety of senior positions, including Executive Vice President and Advisor to the Chief Executive Officer from July 2002 through September 2003, Executive Vice President of Global Sales Operations from July 2000 to June 2002, President of the Computer Systems Division from February 1998 to June 2002 and, prior to that, Vice President, Chief Financial Officer and Chief of Staff of Sun Microsystems Computer Corporation from May 1994 to January 1998. Prior to joining Sun Microsystems, Inc., Mr. Jabbar worked for ten years at Xerox Corporation and prior to Xerox, two years at IBM Corporation. Mr. Jabbar serves on the Board of Directors and as a member of the Compensation Committee of JDS Uniphase Corporation, a publicly traded company and Picsel Technologies. Mr. Jabbar holds a MA in International Management from the American Graduate School of International Management, a Master of Business Administration degree from West Texas A&M University and a Bachelor of Arts degree in Economics & Statistics from the University of the Punjab, Pakistan.

John Hodge has served as a director of Silicon Image since February 2006. Since January 2008, Mr. Hodge has been a Senior Managing Director in the Private Equity Division at Blackstone Group, a private equity firm. Since June 2006 Mr. Hodge has served as Senior Advisor, to the Blackstone Group. Since December 2006, Mr. Hodge has served on the Board of Directors as well as member of the Compensation Committee of Freescale Semiconductor, Inc. Mr. Hodge was a consultant from February 2006 to June 2006. From February 2005 to February 2006, Mr. Hodge served as Senior Advisor and Managing Director of the Technology Group of Credit Suisse First Boston. From 1998 to February 2005, Mr. Hodge was Managing Director and Global Head of Corporate Finance of the Technology Group of Credit Suisse First Boston. From 1996 to 1998, Mr. Hodge was Managing Director and Head of West Coast Corporate Finance of the Technology Group of Deutsche Bank. He also previously held positions at Morgan Stanley and Robertson Stephens. Mr. Hodge holds a Bachelor of Science degree in Biology from Stanford University.

The Board of Directors recommends a vote FOR the election
of each of the nominated directors

Membership and Meetings of Board of Directors and Board Committees

Board of Directors.

The Board of Directors has determined that each of Peter Hanelt, William George, John Hodge and Masood Jabbar, representing a majority of its current members, is independent under the rules of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission.

During fiscal year 2007, the Board met formally twelve times and acted by written consent five times. None of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Standing committees of the Board include an audit committee, a compensation committee and a governance and nominating committee. Each of these committees has adopted a written charter. Current copies of these charters are available on Silicon Image’s website at www.siliconimage.com in the section entitled “Investor Relations”.

Audit Committee.  The Audit Committee consists of Peter Hanelt, Masood Jabbar and John Hodge. Mr. Hanelt has served as chairman of the Audit Committee since June 2005. The Board has determined that Messrs. Hanelt and Jabbar are each an “audit committee financial expert”, as defined by the rules of the Securities and Exchange Commission and that each of the members of the Audit Committee meets the financial sophistication requirements of the NASDAQ Stock Market. In addition, the Board has determined that each of the members of the Audit Committee meets the independence requirements of the NASDAQ Stock Market. During fiscal year 2007, the Audit Committee met ten times. The Audit Committee reviews our financial reporting process, our system of internal controls and the audit process. The Audit Committee also reviews the performance and independence of our external auditors and recommends to the Board the appointment or discharge of our external auditors.

Compensation Committee.  The Compensation Committee consists of William George, Peter Hanelt and Masood Jabbar. Mr. Jabbar has served as chairman of the Compensation Committee since June 2005. The Board has determined that each of the current members of the Compensation Committee meets the independence requirements of the rules of the NASDAQ Stock Market. During fiscal year 2007, the Compensation Committee met eleven times and acted by written consent seven times. The Compensation Committee has the authority to approve the form and amount of compensation to be paid or awarded to all employees of Silicon Image. The Compensation Committee, in conjunction with the non-executive members of the Board, sets the base salaries of Silicon Image’s executive officers, including the Chief Executive Officer, and approves bonus programs for the executive officers. The Compensation Committee administers the issuance of stock options and other equity awards under equity based compensation plans and agreements thereunder as well as non-plan options. The Board also has the authority to approve the issuance of stock options and other equity awards and has delegated to our chief executive officer the authority to grant stock options to non-officer employees, subject to certain limitations. The Compensation Committee and the Board each has the authority to approve director compensation.

Governance and Nominating Committee.  The Governance and Nominating Committee consists of Peter Hanelt and William George. Dr. George joined the committee and became its chairman in July 2007. David Hodges and John Hodge were previous members of the committee for part of 2007. David Hodges, who had served as chairman of the Governance and Nominating Committee since January 2005, did not stand for reelection at the 2007 Annual Meeting. The Board has determined that each of the current members of the Governance and Nominating Committee meets the independence requirements of the rules of the NASDAQ Stock Market. During fiscal year 2007, the Governance and Nominating Committee met five times and acted by written consent one time. The Governance and Nominating Committee is responsible for reviewing and evaluating Silicon Image’s corporate governance principles and code of business conduct and ethics and advising the full Board on other corporate governance matters.

The Governance and Nominating Committee is also responsible for interviewing, evaluating, approving and recommending individuals for membership on the Board. The goal of the Governance and Nominating Committee is to ensure that our Board possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board. To this end, the Governance and Nominating Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. In addition, the Governance and Nominating Committee considers the level of the candidate’s commitment to active participation as a director, both at Board and Board committee meetings and otherwise. Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. The Governance and Nominating Committee has previously retained outside search consultants to assist in identifying potential candidates for membership on the Board.

Policy regarding Stockholder Nominations.  The Governance and Nominating Committee considers stockholder recommendations for director candidates. The Governance and Nominating Committee has established the following procedure for stockholders to submit director nominee recommendations:

•	If a stockholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to Silicon Image’s Corporate Secretary at Silicon Image’s principal executive offices, no later than the 120th calendar day before the anniversary of the date that Silicon Image last mailed its proxy statement to stockholders in connection with the previous year’s annual meeting.

•	Recommendations for candidates must be accompanied by personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and such other information as determined by Silicon Image’s Corporate Secretary and as necessary to satisfy Securities and Exchange Commission rules and Silicon Image’s Bylaws, together with a letter signed by the proposed candidate consenting to serve on the Board if nominated and elected.

•	The Governance and Nominating Committee considers nominees based on Silicon Image’s need to fill vacancies or to expand the Board and also considers Silicon Image’s need to fill particular roles on the Board or committees thereof (e.g. independent director, audit committee financial expert, etc.).

•	The Governance and Nominating Committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities and skills.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of Silicon Image’s Board is currently comprised of William George, Peter Hanelt and Masood Jabbar. None of these individuals has at any time been an officer or employee of Silicon Image. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL NO. 2 — APPROVAL OF 2008 EQUITY INCENTIVE PLAN

Our 1999 Equity Incentive Plan (the “1999 Plan”) has been our primary plan for providing equity-based incentive compensation to our eligible employees and non-employee directors. Though we assumed and maintained other equity compensation plans following certain acquisitions, we have not used those plans for providing equity-based incentive compensation following the acquisitions. Please see “Equity Compensation Plans” below.

We are asking stockholders to approve the Silicon Image 2008 Equity Incentive Plan (the “2008 Plan”), which was approved by the Board of Directors on April 3, 2008. If approved by stockholders, the 2008 Plan will replace the 1999 Plan and our other equity compensation plans before their expiration and will become our primary plan for providing equity-based incentive compensation to our eligible employees and non-employee directors. If our stockholders do not approve the 2008 Plan, the 1999 Plan will remain in effect as our primary plan for providing equity-based compensation until it expires by its terms in 2009.

Background on Stock Compensation at Silicon Image

We firmly believe that a broadly-utilized, equity-based incentive compensation program is a necessary and powerful employee incentive and retention tool that benefits all of Silicon Image’s stockholders. The use of equity-based incentive compensation has long been a vital component of Silicon Image’s overall compensation philosophy, which is based on the principle that long-term incentive compensation should be closely aligned with stockholders’ interests. Equity ownership programs put employees’ interests directly into alignment with those of other stockholders, as they reward employees upon improved stock price performance. A broadly-utilized, equity-based incentive compensation program focuses employees at every level of the company on achieving strong corporate performance as we have embedded in the company’s culture the necessity for employees to think and act as stockholders. Historically, Silicon Image has granted stock options to the majority of its employees and to its non-employee directors. This is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company.

Without a sufficient equity-based incentive compensation plan, Silicon Image would be at a disadvantage against competitor companies in the marketplace to provide the total compensation package necessary to attract, retain and motivate employee talent critical to the future success of the company. Moreover, without stock options or other forms of equity incentives, Silicon Image would be forced to consider cash replacement alternatives to provide a market-competitive, total compensation package. These cash replacement alternatives would, among other things, potentially reduce the cash available for investment in growth and development of new and existing products.

Approval of the 2008 Plan is intended to enable Silicon Image to achieve the following objectives:

1. The continued ability of Silicon Image to offer equity-based incentive compensation to our eligible employees and non-employee directors, while maintaining a low annual rate of dilution relative to our peers. We are requesting approval of 4,000,000 shares for the 2008 Plan.

2. The ability to utilize various equity awards, including stock options, restricted stock awards, restricted stock units, stock appreciation rights and stock bonus awards, as deemed appropriate by the compensation committee of our Board of Directors (the “Compensation Committee”) and management. The various awards available under the 2008 Plan will give Silicon Image greater flexibility to respond to market-competitive changes in equity compensation practices. Stock options priced at the full fair market value of Silicon Image common stock on the date of grant are currently our main form of equity compensation to our broad-based employee population and non-employee directors.

The following summary of certain major features of the 2008 Plan is subject to the specific provisions contained in the full text of the 2008 Plan, as set forth in Appendix A.

Purpose of 2008 Plan

The 2008 Plan will allow Silicon Image, under the direction of the Compensation Committee of the Board of Directors or those persons to whom administration of the 2008 Plan, or part of the 2008 Plan, has been delegated or permitted by law, to make grants of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance shares and stock bonus awards to employees, directors, consultants, independent contractors and advisors. The purpose of these stock awards is to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our stockholders by continuing to link a portion of their compensation with Silicon Image’s performance.

Key Terms

The following is a summary of the key provisions of the 2008 Plan.

Plan Term:	May 21, 2008 to May 21, 2018.

Eligible Participants:	All of our employees, directors, consultants, advisors and independent contractors will be eligible to receive awards under the 2008 Plan, provided they render bona fide services to Silicon Image. The Compensation Committee will determine which individuals will participate in the 2008 Plan. As of the record date, there were approximately 599 employees and five non-employee directors eligible to participate in the 2008 Plan.

Shares Authorized:	4,000,000, subject to adjustment only to reflect stock splits and similar events. In addition, shares which cease to be subject to an option or stock appreciation right granted under the 2008 Plan for any reason other than exercise of the option or stock appreciation right or which are subject to other awards granted under the 2008 Plan that are forfeited or otherwise terminate without such shares being issued, will again be available for grant and issuance in connection with subsequent awards under the 2008 Plan.

Award Types:	(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Stock bonus awards

(4) Stock appreciation rights

(5) Restricted stock units

(6) Performance shares

Full-Value Share Multiple for Determining the Number of Shares Available for Grant:	For purposes of determining the number of shares available for grant under the 2008 Plan against the maximum number of shares authorized, any full-value award (i.e., any award other than a stock option or a stock appreciation right) will reduce the number of shares available for issuance under the 2008 Plan by 1.5 shares.

Vesting:	Vesting schedules will be determined by the Compensation Committee when each award is granted. Options granted under the 1999 Plan generally vest over four years (25% cliff vesting after one year and, thereafter, 2.083% vest monthly until fully vested).

Award Terms:	Stock options will have a term no longer than seven years, except in the case of incentive stock options granted to holders of more than 10% of Silicon Image’s voting power, which will have a term no longer than five years. Stock appreciation rights will have a term no longer than seven years. Stock options and stock appreciation rights must be granted at 100% of fair market value under the 2008 Plan, whereas under the 1999 such awards could have been granted at 85% of fair market value.

Automatic Grants to Non-Employee Directors:	Under the 1999 Plan, immediately following and on the date of each annual meeting of our stockholders, each non-employee director then in office for one year or more will receive an option to purchase 20,000 shares. Each non-employee director who is a member of a standing committee of the Board receives an additional option to purchase 5,000 shares for each committee on which he or she serves, provided such director has served in such office for at least one year. No further annual grants for committee service will be made after the set of grants to be made immediately following the 2008 Annual Meeting. If the chairperson of the Board is a non-employee director, he or she also receives an option to purchase 5,000 shares, provided he or she has served as chairperson for at least one year. Each such automatic grant to our non-employee directors under the 1999 Plan has a five year term and vests ratably over 24 months, on each monthly anniversary following the grant date. Non-employee directors are eligible to receive discretionary grants under the 2008 Plan, which will be granted either on a discretionary basis or pursuant to policy adopted by the Committee, including the Director Compensation Plan described in the section entitled “Director Compensation” below. In the event of a corporate transaction (commonly known as a “change of a control), all outstanding awards granted to our non-employee directors will vest and to the extent applicable, become exercisable.

Repricing Prohibited:	Repricing or reducing the exercise price of a stock option or stock appreciation right or issuance of new stock options or stock appreciation rights having a lower exercise price in substitution for cancelled stock options or stock appreciation rights are prohibited without stockholder approval.

New Plan Benefits

The following table shows, in the aggregate, the number of shares subject to stock options that will be granted automatically in fiscal 2008 immediately following the Annual Meeting to our five non-employee directors pursuant to the 1999 Plan if the 2008 Plan is not approved by the stockholders.

	Dollar Value	Number of Shares	Number of
Name and Position	($)	Subject to Options	Restricted Shares

Non-Employee Director Group	Fair Market Value on date of grant	145,000	—

Future awards under the 2008 Plan to executive officers, employees or other eligible participants and any additional future discretionary awards to non-employee directors in addition to those granted automatically pursuant to the grant formula described above, are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above. During 2007, the Compensation Committee amended the Board Compensation Plan to eliminate the annual stock option grant to non-employee directors for service on standing committees effective after the annual grants to be made immediately following the 2008 Annual Meeting.

Terms Applicable to Stock Options and Stock Appreciation Rights

The exercise price of stock options or stock appreciation rights granted under the 2008 Plan may not be less than the fair market value (the closing price of Silicon Image common stock on the date of grant and if that is not a trading day, the closing price of Silicon Image common stock on the trading day immediately succeeding the date of grant) of our common stock. On the record date, the closing price of our common stock was $4.98 per share. The term of these awards may not be longer than seven years. The Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares and Stock Bonus Awards

The Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance shares and stock bonus awards. The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards, performance shares and stock bonus awards contingent upon continued employment with Silicon Image, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a preestablished target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

•	Net revenue and/or net revenue growth

•	Operating income and/or operating income growth

•	Earnings per share and/or earnings per share growth

•	Return on equity

•	Operating cash flow return on income

•	Adjusted operating cash flow return on income

•	Individual business objectives

•	Company-specific operational metrics

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth

•	Net income and/or net income growth

•	Total stockholder return and/or total stockholder return growth

•	Economic value added

The foregoing factors may be on a GAAP or non-GAAP basis.

To the extent that an award under the 2008 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board of Directors.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Transferability

Except as otherwise provided in the 2008 Plan, awards granted under the 2008 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Administration

The Compensation Committee will administer the 2008 Plan. The Compensation Committee selects the persons who receive awards, determine the number of shares covered thereby and, subject to the terms and limitations expressly set forth in the 2008 Plan, establish the terms, conditions and other provisions of the grants. The Compensation Committee may construe and interpret the 2008 Plan and prescribe, amend and rescind any rules and regulations relating to the 2008 Plan.

Amendments

The Board may terminate or amend the 2008 Plan at any time, provided that no action may be taken by the Board of Directors (except those described in “Adjustments”) without stockholder approval to:

(1) Permit the repricing of outstanding stock options or stock appreciation rights under the 2008 Plan; or

(2) Otherwise implement any amendment to the 2008 Plan required to be approved by stockholders under the rules of The NASDAQ Stock Market.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or any similar event affecting our common stock, the Committee shall adjust the number and class of shares available for grant under the 2008 Plan, the annual limitations on the number of shares an individual is permitted to receive under the 2008 Plan, and subject to the various limitations set forth in the 2008 Plan, the number and class of shares subject to outstanding awards under the 2008 Plan, and the exercise or settlement price of outstanding stock options and of other awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders.

Corporate Transactions

In the event of a corporate transaction, such as a merger, asset sale, or other change of control transaction, except in the case of awards held by non-employee directors, any or all outstanding awards may be assumed or an equivalent award substituted by a successor corporation. In the event the successor corporation refuses to assume or substitute the awards outstanding under the 2008 Plan, the outstanding awards will expire on such terms and at such time as the Board or the Committee shall determine. The Board or the Compensation Committee may, in its discretion, accelerate the vesting of such awards in connection with the corporate transaction. The vesting of outstanding awards held by non-employee directors will accelerate in full prior to the consummation of a corporate transaction (i.e., a change of control) on such terms as the Compensation Committee may determine.

U.S. Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to Silicon Image and participants in the 2008 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. Silicon Image will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income and Silicon Image will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and Silicon Image will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss and Silicon Image will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” Silicon Image will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or Silicon Image common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income and Silicon Image generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Silicon Image receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. Silicon Image generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Shares

The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Silicon Image will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Section 162(m) Limit

The plan is intended to enable Silicon Image to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, Silicon Image may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Required Vote

The affirmative vote of the majority of shares entitled to vote, present in person or by proxy and cast affirmatively or negatively is required to approve the 2008 Plan. An abstention will have the effect of a negative vote.

The Board recommends a vote FOR adoption of the 2008 Equity Incentive Plan.

PROPOSAL NO. 3 — APPROVAL OF AMENDMENT TO
EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve an amendment to our Employee Stock Purchase Plan, referred to as the “ESPP,” to extend the term of the ESPP to August 15, 2018. If our stockholders do not approve this extension, the ESPP will remain in effect until it expires by its terms in 2009.

Extending the termination date of the ESPP will allow us to continue to make the benefits available under the ESPP to eligible employees after its currently scheduled termination date. The amendment of the ESPP is consistent with the Board’s desire to continue to provide benefits under the ESPP to our eligible employees. The Board believes the amendment is necessary to assist in the retention of current employees and hiring of new employees and to continue to provide our employees with an incentive to contribute to our success by providing an opportunity to acquire shares of our common stock.

The ESPP is not being amended to increase the number of shares reserved for issuance thereunder or in any other material respect other than to reflect the changes described above relating to the extension of the ESPP’s termination date.

The following summary of certain major features of the ESPP, as proposed to be amended, is subject to the specific provisions contained in the full text of the ESPP as proposed to be amended, as set forth in Appendix B.

General

Our ESPP was approved by our Board of Directors in July 1999 and adopted by our stockholders in October 1999. As originally adopted, the ESPP had 500,000 shares of common stock reserved for issuance. The ESPP contains an “evergreen” provision that automatically increases, on each January 1, the number of shares reserved for issuance thereunder by a number of shares equal to one percent of the Company’s total number of outstanding shares of common stock on the immediately preceding December 31, or such lesser number as the Board or the Compensation Committee may determine, provided that the aggregate number of shares reserved for issuance under the ESPP may not exceed 8,000,000 shares. As of the record date, we have reserved 6,873,775 shares for issuance under the ESPP and have issued 4,451,327 shares thereunder. An aggregate of 2,422,448 shares remain available for future issuance pursuant to the ESPP.

Key Terms of the ESPP

The ESPP, including the right of participants to make purchases under the ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Sections 421 and 423 of the Code. The provisions of the ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of ERISA.

Purpose

The purpose of the ESPP is to provide our employees, including the employees of any of our subsidiaries designated by the board, with a convenient means of acquiring an equity interest in our company through payroll deductions to enhance such employees’ sense of participation in the affairs of the company and to provide an incentive for continued employment.

Administration

The ESPP is administered by the Compensation Committee of our Board of Directors. The administration, interpretation, or application of the ESPP by the Compensation Committee is final and binding upon all participants.

Eligibility

Any person, including an executive officer, who is customarily employed for at least twenty hours per week and more than five months in a calendar year by us or any of our designated subsidiaries, as of an offering date, is eligible to participate in the ESPP. An offering date is the first trading day of a given offering period.

For purposes of the ESPP, the employment relationship is treated as continuing intact while a participant is on sick leave or other leave of absence approved by us. However, if the period of leave exceeds 90 days and the participant’s right to re-employment is not guaranteed either by statute or by contract, the participant will be deemed to have withdrawn from the ESPP on the 91st day of such leave.

As of the record date, approximately 599 employees were eligible to participate in the ESPP.

Special Limitations

The ESPP imposes certain limitations upon a participant’s rights to acquire our common stock, including the following limitations:

•	Purchase rights may not be granted to any individual who owns stock, including stock purchasable under any outstanding purchase rights, possessing five percent or more of the total combined voting power or value of all our classes of stock of our affiliates.

•	Purchase rights granted to a participant may not permit the individual to accrue the right to purchase our common stock at an annual rate of more than $25,000, valued at the time each purchase right is granted.

•	No more than twice the number of shares that a participant’s payroll deductions for a particular offering period could have purchased using as the purchase price eighty-five percent of the fair market value of our common stock on the first trading day of the offering period in question.

Furthermore, if, on a purchase date, the number of shares that would otherwise be subject to stock options under the ESPP exceeds the number of shares available for sale as of the beginning of the applicable offering period, a pro-rata allocation of the available shares is made in as uniform and as equitable a manner as is practicable.

Enrollment in the Plan

Eligible employees become participants in the ESPP by completing a subscription agreement authorizing payroll deductions prior to the applicable offering date. A person who becomes employed fewer than ten days before the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

Offering Periods; Purchase Periods

Typically, the ESPP is implemented by consecutive six-month offering periods, with a new offering period commencing on the first trading day on or after February 16 and August 16 of each year and terminating on the trading day on or before February 15 and August 15. Each six-month offering period consists of a single six-month purchase period. In the future, the board of directors may alter the duration of the offering periods, including the commencement dates, with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

Purchase Price

The purchase price at which shares are sold under the ESPP is eighty-five percent of the lower of the fair market value of a share of our common stock on (1) the first trading day of the offering period, or (2) the last trading day of the offering period. The ESPP provides that, because our common stock is currently traded on NASDAQ, the fair market value of a share of our common stock on a given date shall be the closing price on NASDAQ on such date, as reported in The Wall Street Journal.

Payment of the Purchase Price; Payroll Deductions

The payroll deductions accumulated during the offering period are applied to the purchase of the shares on the purchase date. The deductions may not be less than one percent or greater than fifteen percent of a participant’s eligible compensation. The aggregate of such payroll deductions for each calendar year cannot exceed $25,000. Eligible compensation means all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that any election by a participant to reduce regular cash compensation under Sections 125 or 401(k) of the Code shall be treated as if the participant had not make such election.

Payroll deductions commence on the first payday following the first day of the offering period and continue at the same percentage rate until the end of the offering period unless sooner terminated. No interest accrues on the payroll deductions of a participant in the ESPP. At any time during the offering period, a participant may discontinue or decrease his or her payroll deductions without withdrawing amounts previously contributed. A participant may increase his or her rate of payroll deductions only for a subsequent offering period and may not increase his or her rate of payroll deductions during an outstanding offering period in which such participant is currently participating.

All payroll deductions received or held by us under the ESPP may be used by us for any corporate purpose and we are not obligated to segregate such payroll deductions. Until the shares are issued, participants only have the rights of an unsecured creditor.

Purchase of Stock; Grant of Options

As of the first day of each offering period, each eligible employee participating in the ESPP is granted an option to purchase shares of our common stock, exercisable at the conclusion of the purchase period. The exact number of shares is determined by dividing such employee’s accumulated payroll deductions during the offering period by the option purchase price determined as described above, subject to the limitations set forth in the ESPP (and described above).

Withdrawal

A participant may withdraw all, but no less than all, the payroll deductions credited to his or her account under the ESPP at least fifteen days prior to the end of the offering period by giving written notice to us. After receipt of a notice of withdrawal, (1) all of the participant’s payroll deductions credited to his/her account will be promptly paid without interest, (2) the participant’s option for the current period will automatically terminate and (3) no further payroll deductions for the purchase of shares will be made during the offering period. A participant’s withdrawal from an offering does not have any effect upon such participant’s eligibility to participate in subsequent offerings under the ESPP or in any similar plan that we may adopt.

Termination or Interruption of Employment

Upon termination or interruption of a participant’s employment for any reason, including retirement or death, prior to the last day of the offering period, the payroll deductions credited to the participant’s account will be returned to such participant, or, in the case of the participant’s death, to the person or persons entitled thereto as specified in the participant’s subscription agreement and his or her option will automatically terminate.

Adjustments upon Changes in Capitalization or Merger

In the event any change, such as a stock split or payment of a stock dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without our receipt of additional consideration, an appropriate adjustment will be made in the shares subject to purchase and in the purchase price per share, subject to any required action by our stockholders. In the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened and the new exercise date will be set as immediately prior to the proposed dissolution or liquidation. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, the participant’s outstanding option may be assumed or substituted for or by the successor corporation, or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or provide a substitute for the participant’s outstanding options, we will take the same actions under the plan as previously described with respect to a proposed dissolution or liquidation.

Nonassignability

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution, or as provided in the ESPP. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that we may treat such act as an election to withdraw from the ESPP.

Amendment and Termination of the Plan

The board of directors may, at any time or from time to time, amend or terminate the ESPP, except that such termination shall not affect options previously granted nor, generally, may any amendment make any change in an option previously granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code, we shall obtain stockholder approval in such a manner and to such a degree as required.

Without stockholder approval and without regard to whether any participant rights may be adversely affected, the board of directors may (1) change the offering periods, (2) limit the frequency and/or number of changes in the amount withheld during an offering period, (3) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (4) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, (5) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s compensation and (6) establish such other limitations or procedures that the board of directors determines, in its sole discretion, are advisable and that are consistent with the ESPP.

If the extension of the ESPP’s term is approved, the ESPP will continue until the earlier of termination by our Board, issuance of all of the shares reserved for issuance under the ESPP or August 15, 2018.

U.S. Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to Silicon Image and participants in the ESPP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

The ESPP and the right of participants to make purchases under the ESPP is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.

If the shares are sold or disposed of, including by way of gift, at least two years after the offering date (the first day of the offering period during which shares were purchased) and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, referred to as the “option price,” or (b) fifteen percent of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee’s basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

New Plan Benefits

Eligible employees participate in the ESPP voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the ESPP. Accordingly, future purchases under the ESPP are not determinable at this time.

Required Vote

The affirmative vote of the majority of shares entitled to vote, present in person or by proxy and cast affirmatively or negatively is required to approve the amendment to the ESPP. An abstention will have the effect of a negative vote.

The Board recommends a vote FOR approval of the amendment to the ESPP.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be Silicon Image’s independent registered public accounting firm for the year ending December 31, 2008 and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees

Audit Fees.

The aggregate fees billed or to be billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”), for professional services rendered for (i) the audit of Silicon Image’s annual financial statements set forth in Silicon Image’s Annual Report for the fiscal year ended December 31, 2007, (ii) the review of Silicon Image’s quarterly financial statements set forth in Silicon Image’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, (iii) the issuances of consents and review of documents filed with the Securities and Exchange Commission and (iv) the fiscal year 2007 audit of Silicon Image’s internal controls under Section 404 of the Sarbanes-Oxley Act were $1,535,029 for the fiscal year ended December 31, 2007.

Since its appointment as Silicon Image’s independent registered accounting firm through the fiscal year ended December 31, 2006, the aggregate fees billed by Deloitte & Touche for professional services rendered in connection with (i) the audit of Silicon Image’s annual financial statements set forth in Silicon Image’s Annual Report for the fiscal year ended December 31, 2006, (ii) the review of Silicon Image’s quarterly financial statements set forth in Silicon Image’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006, (iii) the issuances of consents and review of documents filed with the Securities and Exchange Commission and (iv) the fiscal year 2006 audits of Silicon Image’s internal controls under Section 404 of the Sarbanes-Oxley Act was $1,459,000 for the fiscal year ended December 31, 2006.

Audit-Related Fees.

There were no audit-related fees billed by Deloitte & Touche for the fiscal year December 31, 2007. For the fiscal year ended December 31, 2006, the fees billed by Deloitte & Touche for professional services rendered and not reported under “Audit Fees” above were $32,000, which related to the review and testing of our conclusions in connection with an internal review of prior option grant practices.

Tax Fees.

There were no tax fees billed by Deloitte & Touche for the fiscal year December 31, 2007. The aggregate fees billed or to be billed by Deloitte & Touche for tax compliance, tax advice and tax planning services were $48,548 for the fiscal year ended December 31, 2006.

All Other Fees.

No fees were billed or are to be billed by Deloitte & Touche for services other than those described above rendered since its appointment as Silicon Image’s independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals and the fees for the services performed to date.

All of the services of Deloitte & Touche for the fiscal years ended December 31, 2006 and 2007, described above, were pre-approved by the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of February 29, 2008 by:

•	each stockholder known by us to be the beneficial owner of 5% or more of our common stock;

•	each of our current directors;

•	each of our “Named Executive Officers”, as such term is defined under the rules of the Securities and Exchange Commission; and

•	all current directors and executive officers as a group.

Our Named Executive Officers consist of the individual who served as Chief Executive Officer in 2007 (Mr. Tirado), the individuals who served as Chief Financial Officer in 2007 (Mr. Freeman and Mr. Covert), the three other most highly compensated executive officers (Dr. Northcutt and Messrs. Zimmerman and Cobar) and Mr. Shin, who ceased to be an executive officer in 2007.

The percentage ownership is based on 77,105,589 shares of common stock outstanding as of February 29, 2008 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after February 29, 2008. Shares of common stock that are subject to options or other convertible securities currently exercisable or exercisable within 60 days of February 29, 2008, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address for each listed stockholder is c/o Silicon Image, Inc., 1060 East Arques Ave., Sunnyvale, California 94085.

	Shares Beneficially Owned
	Number of	Percent of
Name of Beneficial Owner	Shares	Class

Epoch Investment Partners, Inc.(1)	6,305,472	7.90%
Artisan Investment Corporation(2)	4,348,500	5.45%
Steve Tirado(3)	1,352,467	1.69%
J. Duane Northcutt(4)	508,298	*
John H.J. Shin(5)	370,961	*
William Raduchel(6)	205,500	*
Dale Zimmerman(7)	145,344	*
Peter Hanelt(8)	82,571	*
Masood Jabbar(9)	66,877	*
Sal Cobar(10)	55,126	*
William George(11)	36,459	*
John Hodge(12)	35,418	*
All current executive officers and directors as a group (12 persons)(13)	2,541,959	3.18%

*	Less than 1%.

(1)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, which indicates that Epoch Investment Partners, Inc. has sole voting and investment power over 6,305,472 of these shares. The address of Epoch Investment Partners, Inc. is 640 Fifth Avenue, 18th Floor, New York, NY 10019.

(2)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008, which indicates that Artisan Investment Limited Partnership, Artisan Investment Corporation, ZFIC, Inc. Andrew A. Ziegler and Carlene M. Ziegler each have shared voting power over 3,885,400 of these shares and shared investment power over 4,348,500 of these shares. The address for each of these entities and individuals is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(3)	Includes 900 shares held by the Tirado Family Trust, of which Mr. Tirado is a trustee. Includes 1,210,866 shares subject to options held by Mr. Tirado that are exercisable within 60 days after February 29, 2008.

(4)	Includes 500,300 shares subject to options held by Dr. Northcutt that are exercisable within 60 days after February 29, 2008.

(5)	Represents 351,480 shares subject to options held by Mr. Shin that are exercisable within 60 days after February 29, 2008.

(6)	Includes 202,500 shares subject to options held by Dr. Raduchel that are exercisable within 60 days after February 29, 2008.

(7)	Represents 145,334 shares subject to options held by Mr. Zimmerman that are exercisable within 60 days after February 29, 2008.

(8)	Includes 2,000 shares held by the Peter G. Hanelt and Mary Ann Hanelt Trust, of which Mr. Hanelt is the trustee. Includes 500 shares held by Mr. Hanelt’s spouse. Includes 71,461 shares subject to options held by Mr. Hanelt that are exercisable within 60 days after February 29, 2008.

(9)	Represents 66,877 shares subject to options held by Mr. Jabbar that are exercisable within 60 days after February 29, 2008.

(10)	Represents 55,126 shares subject to options held by Mr. Cobar that are exercisable within 60 days after February 29, 2008.

(11)	Represents 36,459 shares subject to options held by Dr. George that are exercisable within 60 days after February 29, 2008.

(12)	Represents 35,418 shares subject to options held by Mr. Hodge that are exercisable within 60 days after February 29, 2008.

(13)	Includes 2,374,224 shares subject to options that are exercisable within 60 days after February 29, 2008.

Equity Compensation Plans

As of December 31, 2007, we maintained our 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan, which were approved by our stockholders. As of December 31, 2007, we also maintained the CMD Technology Inc. 1999 Stock Incentive Plan, Silicon Communication Lab, Inc. 1999 Stock Option Plan and TransWarp Networks, Inc. 2002 Stock Option/Stock Issuance Plan, which we assumed in connection with our acquisition of those companies, as well as non-plan stock options. The following table gives information about equity awards under these plans and options as of December 31, 2007.

			(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders(1)	12,003,196	$9.39	11,271,511	(1)
Equity compensation plans not approved by security holders(2)	2,027,793	$6.08	318,371
Total	14,030,989	$8.92	11,589,882

(1)	Of these, 9,242,199 shares remained available for grant under the 1999 Equity Incentive Plan and 2,029,312 shares remained available for grant under the Employee Stock Purchase Plan as of December 31, 2007. All of the shares available for grant under the 1999 Equity Incentive Plan may be issued in the form of stock options, restricted stock or stock bonuses. Under the terms of our 1999 Equity Incentive Plan, on the first business day of each calendar year, the aggregate number of shares reserved and available for grant and issuance pursuant to the plan is automatically increased by a number of shares equal to 5% of the total outstanding shares as of the immediately preceding December 31, provided that our Board or Compensation Committee may in its sole discretion reduce the amount of the increase in any particular year. Under the terms of our Employee Stock Purchase Plan, on January 1 of each year, the aggregate number of shares reserved for issuance under the plan is automatically increased by a number of shares equal to 1% of the total outstanding shares as of the immediately preceding December 31, provided that our Board or Compensation Committee may in its sole discretion reduce the amount of the increase in any particular year and, provided further, that the aggregate number of shares issued over the term of the plan shall not exceed 8,000,000 shares.

(2)	In June 2001, we assumed the CMD Technology Inc. 1999 Stock Incentive Plan, all outstanding stock options under this plan and all shares then remaining available for future issuance under this plan. In September 2001, our Board amended this plan to conform the material terms so that they are substantially similar to those of our 1999 Equity Incentive Plan; however, this plan does not allow for the award of stock bonuses and does not provide for an automatic annual increase in the amount of shares reserved for issuance thereunder. Following our assumption of the shares remaining available for future issuance under this plan, we have granted stock options to purchase such shares to those recipients permitted by the rules of the NASDAQ Stock Market. As of December 31, 2007, 1,068,289 shares were subject to outstanding stock options under this plan at a weighted-average exercise price of $5.52 and in addition, 112,668 shares remained available for future issuance under this plan. Shares subject to any option or right to purchase restricted stock granted under this plan that can no longer be exercised and shares reacquired by us pursuant to an option agreement or restricted stock purchase agreement will again be available for grant or issuance under this plan. Our directors, employees and consultants are eligible to receive stock options and rights to purchase restricted stock under this plan. Incentive stock options may be granted only to our employees. The Compensation Committee or Board determines the exercise or purchase price and vesting schedule of options and restricted stock awards. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of non-statutory stock options must be at least equal to 85% of the fair market value of our common stock on the date of grant. The maximum term of options granted under this plan is 10 years. If we undergo a change in control (such as a merger, sale of assets or tender offer), outstanding options may be assumed or substituted for by the successor corporation. In the discretion of the Compensation Committee or Board, the vesting of these options may accelerate upon one of these transactions. The Board may from time to time amend, suspend or terminate this plan. Unless earlier terminated pursuant to its terms, this plan shall terminate on August 9, 2009.

In July 2001, we assumed the Silicon Communication Lab, Inc. 1999 Stock Option Plan, all outstanding stock options under this plan and all shares then remaining available for future issuance under this plan. In September 2001, our Board amended this plan to conform the material terms so that they are substantially similar to those of our 1999 Equity Incentive Plan; however, this plan does not allow for the award of restricted stock or stock bonuses and does not provide for an automatic annual increase in the amount of shares reserved for issuance thereunder. Following our assumption of the shares remaining available for future issuance under this plan, we have granted stock options to purchase such shares to those recipients permitted by the rules of the NASDAQ Stock Market. As of December 31, 2007, 412,448 shares were subject to outstanding stock options under this plan at a weighted-average exercise price of $6.26 and in addition, 98,444 shares remained available for future issuance under this plan. Shares subject to an option granted under this plan which expires or becomes exercisable for any reason shall become available for future grant under this plan. Our directors, employees and consultants are eligible to receive stock options under this plan. The Compensation Committee or Board determines the exercise price and vesting schedule of options. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of non-statutory stock options must be at least equal to 85% of the fair market value of our common stock on the date of grant. The maximum term of options granted under this plan is 10 years. If we undergo a change in control (such as a merger, sale of assets or tender offer), outstanding options may be assumed or substituted for by the successor corporation. In the discretion of the Compensation Committee or Board, the vesting of these options may accelerate upon one of these transactions. The Board may at any time amend, suspend or discontinue this plan. Unless earlier terminated pursuant to its terms, this plan shall terminate 10 years from its initial adoption.

In April 2003, we assumed the TransWarp Networks, Inc. 2002 Stock Option/Stock Issuance Plan, all outstanding stock options under this plan and all shares then remaining available for future issuance under this plan. The material terms of this plan are substantially similar to those of our 1999 Equity Incentive Plan; however, this plan does not provide for an automatic annual increase in the amount of shares reserved for issuance thereunder. Following our acquisition of TransWarp Networks, we amended the form of stock option agreement under this plan to conform the material terms so that they are substantially similar to those of stock option agreements under our 1999 Equity Incentive Plan. Following our assumption of the shares remaining available for future issuance under this plan, we have granted stock options to purchase such shares to those recipients permitted by the rules of the NASDAQ Stock Market. As of December 31, 2007, 217,056 shares were subject to outstanding stock options under this plan at a weighted-average exercise price of $4.13 and in addition, 107,259 shares remained available for future issuance under this plan. Shares subject to an option granted under this plan which expires or becomes exercisable for any reason and unvested shares of common stock granted under this plan which are repurchased by us shall become available for future grant under this plan. Our directors, employees and consultants are eligible to receive stock options and awards of common stock under this plan. Incentive stock options may be granted only to our employees. The Compensation Committee or Board determines the exercise price and vesting schedule of options. The exercise price of non-statutory stock options must be at least equal to 85% of the fair market value of our common stock on the date of grant. The maximum term of options granted under this plan is 10 years. If we undergo a change in control (such as a merger, sale of assets or tender offer), with respect to outstanding options and unvested shares granted prior to our acquisition of TransWarp Networks, vesting of such options and unvested shares will automatically accelerate in full unless such options are assumed or replaced by a cash incentive program by the successor corporation, repurchase rights with respect to unvested shares are assigned to the successor corporation, or acceleration is subject to or precluded by limitations imposed by the Compensation Committee or Board. If we undergo a change in control (such as a merger, sale of assets or tender offer), with respect to outstanding options granted following our acquisition of TransWarp Networks, vesting of such options may be assumed or substituted for by the successor corporation and in the discretion of the Compensation Committee or Board, the vesting of such options may accelerate upon one of these transactions. The Board may at any time amend or modify this plan. Unless earlier terminated pursuant to its terms, this plan shall terminate 10 years from its initial adoption.

As of December 31, 2007, 330,000 shares were subject to two outstanding non-plan stock options at a weighted-average exercise price of $8.98.

On November 6, 2001, John Shin was granted a non-plan option for 350,000 shares at an exercise price of $1.65, which equaled the fair market value of our common stock on that date. This option became vested and exercisable with respect to 25% of the shares on November 6, 2002 and 2.083% of the shares on December 6, 2002 and each of the 35 months thereafter, and is now fully vested. As of December 31, 2007, Dr. Shin had exercised this option with respect to 220,000 shares and this option remained outstanding with respect to 130,000 shares.

On November 1, 2004, Peter Rado was granted a non-plan option for 200,000 shares at an exercise price of $13.74, which equaled the fair market value of our common stock on that date. This option become vested and exercisable with respect to 25% of the shares on November 1, 2005 and becomes vested as to 2.083% of the shares each of the 36 months thereafter. As of December 31, 2007, 154,167 of the shares subject to this option were exercisable and this option remained outstanding with respect to 200,000 shares.

Unless noted otherwise above, all outstanding non-plan options expire 10 years from the date of grant. However, if an optionee ceases to provide services to us, his non-plan option will generally expire three months from the date of termination, unless the termination is for cause, in which case the option will expire on the date of termination, or the termination is for death or disability, in which case the option will expire 12 months from the date of termination.

EXECUTIVE OFFICERS

The following sets forth certain information with regard to executive officers of Silicon Image, including their ages as of February 29, 2008:

Name	Age	Position

Steve Tirado	53	President and Chief Executive Officer
Harold Covert	61	Chief Financial Officer
Noland Granberry	45	Chief Accounting Officer
J. Duane Northcutt	50	Chief Technology Officer
Edward Lopez	48	Chief Legal Officer
Paul Dal Santo	57	Chief Operating Officer
Sal Cobar	54	Vice President, Worldwide Sales
Dale Zimmerman	48	Vice President, Worldwide Marketing

Steve Tirado has served as a director and President and Chief Executive Officer of Silicon Image since January 2005. Mr. Tirado previously served as Division President of the Storage Group from April 2004 to January 2005, President from January 2003 to March 2004, Chief Operating Officer from November 2000 to March 2004 and Executive Vice President of Marketing and Business Development from August 1999 to November 2000. From April 1986 to July 1999, Mr. Tirado held various marketing and management positions at Sun Microsystems, Inc., a computer networking company, serving most recently as Vice President of Marketing and Business Development for the NC Systems Group. From 1985 to 1986, Mr. Tirado was President of Tirado, Sorrentino Associates, a consulting firm. From 1984 to 1985, Mr. Tirado held the position of Marketing Administration Manager at Qualogy, a mass storage disk drive and controller company. From 1976 to 1984, Mr. Tirado was a public program administrator and policy analyst within various government agencies. Mr. Tirado holds a Bachelor Degree in Psychology from the University of California at Santa Barbara, a Masters of Social Work Degree in Community

Organization, Management and Planning from Boston University and a Masters of Business Administration degree from the University of California at Berkeley.

Harold (Hal) Covert has served as Silicon Image’s Chief Financial Officer since October 2007. From 2005 to 2007 Mr. Covert served as CFO for Openwave Systems Inc and as a board member and chairman of their audit committee from 2003 to 2005. Mr. Covert has served as a Director at JDS Uniphase Corp since January 2006 to present and at Thermage Inc since July 2007 to present, each of which are public companies. He also serves as a Director of Harmonic Inc., a private company. Mr. Covert has previously served as the CFO of Adobe systems, Inc., Silicon Graphics, Extreme Networks Inc., and Fortinet Inc. Earlier in his career he held financial management positions with companies that included Northern Telecom Inc., ISC Systems Corp., and Brush Wellman Inc. Mr. Covert holds a bachelor’s degree in Business Administration from Lake Erie College and MBA from Cleveland State University. Mr. Covert is also a Certified Public Accountant and has served in the United States Army.

Noland Granberry was appointed as Chief Accounting Officer on March 8, 2007. Mr. Granberry has served as Corporate Controller of Silicon Image since March 1, 2006, as Treasurer of Simplay Labs, LLC, a wholly-owned subsidiary of the Registrant, since June 1, 2006 and as Treasurer of HDMI Licensing, LLC, a wholly-owned subsidiary of the Registrant, since April 11, 2006. Mr. Granberry will continue to hold these positions with the Registrant and its subsidiaries. Prior to joining the Registrant, Mr. Granberry served as Director of SOX Compliance of Xilinx Inc., from April 2005 to February 2006. From September 2002 to February 2005, Mr. Granberry served as Senior Director of Finance of SanDisk Corporation. From August 1995 to August 2002, Mr. Granberry served as Corporate Controller for IKOS Systems, Inc. From August 1984 to August 1995, Mr. Granberry held various positions, most recently as senior manager, at Ernst & Young LLP. Mr. Granberry holds a bachelor’s degree in business administration from Adrian College in Adrian, Michigan.

J. Duane Northcutt has served as Silicon Image’s Chief Technology Officer since July 2003. Prior to joining Silicon Image in February 2002, Dr. Northcutt held the title of Distinguished Engineer of the Desktop and Workgroup Servers Group at Sun Microsystems, where he worked in a technical capacity from 1990 to 2001. Previously, Dr. Northcutt was a member of the research faculty at Carnegie Mellon University’s School of Computer Science. Dr. Northcutt holds both a Bachelor’s and a Master’s degree in Electrical Engineering and a Ph.D. in Computer and Electrical Engineering from Carnegie-Mellon University.

Edward Lopez has served as Silicon Image’s Chief Legal Officer since January 2007. Mr. Lopez joined Silicon Image from the law firm of Morrison & Foerster where he was Of Counsel in the firm’s Corporate Group in San Francisco. Prior to joining Morrison & Foerster in September 2005, Mr. Lopez was general counsel and senior vice president, human resources at Terayon Communication Systems, a publicly-held manufacturer of broadband access equipment from 1999 to 2005. Prior to Terayon, Mr. Lopez was affiliated with two publicly-held medical device companies as Vice President, Business Development & General Counsel of ReSound Corporation from 1998 to 1999 and as Senior Corporate Counsel & Assistant Secretary of Nellcor Puritan Bennett, Inc. from 1993 to 1998. Mr. Lopez earned his B.A. in Economics from Columbia University and a J.D. from the Harvard Law School.

Paul Dal Santo was appointed as Chief Operating Officer effective August 20, 2007. Prior to joining Silicon Image, Mr. Dal Santo was Vice President and General Manager of the Handheld Products Division of Advanced Micro Devices, Inc. from November 2004 through August 2007. Through July 2003, Mr. Dal Santo spent over ten years at Motorola Inc., holding a variety of management positions, including Vice President/Director, GSM Technology Development from January 2002 through July 2003, Vice President, Cellular Products Development from April 1997 through December 2001 and Product Manager, European Division from May 1993 through March 1997. Dal Santo received his bachelor’s and master’s degrees in engineering from Purdue University and the Illinois Institute of Technology, respectively.

Sal Cobar was appointed as vice president of worldwide sales in April 2007. Prior to his most recent appointment, Mr. Cobar served as Silicon Image’s senior director, strategic accounts and Americas sales, where he was instrumental in developing and spearheading the company’s overall strategic account sales initiatives as well as leading the Americas sales team. Prior to joining the company in April 2001, Mr. Cobar held several strategic sales and marketing positions during 12-year tenure at Sun Microsystems. In those positions, Mr. Cobar had management and executive responsibilities for engineering, operations and the creation and execution of new markets for network-based thin client technology. In June 1980, Mr. Cobar joined Xerox Corporation for nine years driving multiple engineering and operations initiatives, including designing a half million square foot state-of-the-art manufacturing facility with automated material replenishment system that provided JIT component delivery from suppliers to the assembly line. Mr. Cobar earned a bachelor’s degree in systems engineering from California State University, San Jose and a master’s degree in marketing from Golden Gate University, San Francisco.

Dale Zimmerman has served as Silicon Image’s Vice President of Worldwide Marketing since February 2006. Prior to joining Silicon Image in February 2006, Mr. Zimmerman held various positions at Texas Instruments from June 1978 until February 2006, including most recently as general manager of the DLP TV business. Mr. Zimmerman holds a Bachelor’s and a Master’s degree in Electrical Engineering from the Massachusetts Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Silicon Image designs, implements and maintains compensation programs aimed at attracting, rewarding, developing and retaining executives, managers and individual contributors having the technical and leadership skills required for the company’s business objectives and at compensating employees at competitive levels while aligning stockholder interests, company goals and employee and team performance. Our compensation philosophy is expressed in a comprehensive package called Total Rewards, which is designed to hire and retain top talent, recognize and reward performance, achieve results by defining objectives and intended results, pay competitively with the market and keep stock compensation competitive and in the middle of the market relative to our peers.

Multiple Compensation Components.  Our executive compensation programs include a combination of base salary, cash incentive bonuses, equity grants and benefits. We believe that this combination allows us to attract and retain needed talent while also aligning both short-term and longer-term performance with the goals and objectives of both the company and its stockholders. In addition, the use of multiple compensation components allows us the flexibility to adjust one component or another to help us meet our talent goals. The components of compensation programs provided to our executive officers are the same as those provided to our management employees generally. We attempt to link compensation to our company’s financial results. As discussed below, during 2007, we did not increase executive officers’ base salaries or pay bonuses to executives under our incentive bonus plan, due to the company’s financial performance which fell short of our objectives.

Annual Compensation Survey (Benchmarking).  Each year we re-evaluate the various elements of Total Rewards by conducting a total compensation survey. In 2007, we retained the services of Compensia, an outside compensation consulting firm that focuses primarily on technology companies, to provide us with market survey data, comparative analysis and recommendations regarding competitive practices in our market. Compensia helps provide a third-party perspective on our compensation and utilizes data from the Radford Executive Compensation Survey — Bay Area Semiconductor (Select Peers) to help assess our positioning and practices and to measure our component mix and compensation levels against the competitive market.

For executive compensation, the Compensia analysis targets a specific group of peer companies that is reviewed by the Compensation Committee and, in some instances, modified each year. This list is designed to provide a comparison with our competitors as well as with all others with whom we compete for talent. The list includes companies that are smaller, comparably sized and larger than we are, in order to provide balance. It also includes companies that perform on a par with us or better than we do as well as those who do not perform as well as us. Since the purpose of the survey is to give us a snapshot of current market positioning, trends and practices, we believe that a broad view of other companies is required. Based on the results of this survey, we evaluate our compensation philosophy, components, practices and current pay for our executives. In 2007, the peer companies against which Compensia evaluated our executive compensation program were Applied Micro Circuits, Cirrus Logic, Inc., Conexant Systems, Dsp Group, Inc., Integrated Device Technology, Inc., Micrel, Microsemi, Omnivision Technologies, Pmc-Sierra, Inc., Qlogic Corporation, Semtech Corporation, Silicon Laboratories, Standard Microsystems Corporation, Trident Microsystems and Zoran Corporation.

Allocation between Salary and Incentives.  Our compensation elements include both short-term (annual salary and cash bonus) and long-term (non-cash equity/stock options) incentives. In general, the higher the level of the position, the greater amount of total compensation that is tied to incentive compensation, in the form of bonuses and stock options. This allocation is based on a philosophy that the higher one’s position is in the organizational structure, the greater one’s potential impact is on achieving the goals and objectives of the company. The other guiding principle in our allocation among different components of compensation is the need to calibrate our position with competitive market practices. We want to ensure that we are not depending too heavily on either base or incentive compensation relative to the companies with whom we compete for talent.

Compensation Elements

Base Salary.  Base compensation is intended to provide a competitive cash package for employees based on their job scope, level and experience. It is intended to recognize and reward the day-to-day performance of one’s duties. Our target is to keep executive base compensation at the median of our peer group.

We review base salary levels annually to assess whether we have met our target positioning relative to the market in which we compete for employees. We also review individual executive performance to assess whether a merit increase is warranted based on individual and company-wide performance. During 2007, we did not award increases in base pay for employees in view of our financial performance.

Incentive Bonus — Linking Pay with Performance.  Silicon Image’s short-term cash incentive program is referred to as the Silicon Image Incentive Bonus Plan and is designed to align executive performance with the annual goals and objectives of the company. Our objective is to have an incentive program that is competitive with the market, aligns focus, ties to results and rewards performance. The target incentives we provide for executives are intended to be in the third quartile of our peer group. We did not fund or pay any incentive compensation to employees under the incentive bonus plan in 2007, since we did not meet the predetermined corporate financial performance metrics described below.

Performance Metrics.  In 2007, our incentive bonus plan provided for two cash bonus pools, one for executive participants and one for non-executive participants. The amounts of the bonus pools were designed to be a function of the extent to which our actual 2007 revenue met or exceeded 100% of our planned revenue for the year and the extent to which our 2007 pro forma EBITDA (earnings before interest, tax, depreciation and amortization, excluding stock compensation expense) met or exceeded 100% of our planned pro forma EBITDA for the year. We believed that these revenue and pro forma EBITDA targets aligned employees and stockholders’ interests and provided clear, definable and readily understood measures of overall company performance and stockholder interests. Half of the bonus plan funding was to be based on the revenue target and half on the pro forma EBITDA target.

Individual Bonus Payout.  Bonus targets for each executive position were: Chief Executive Officer — 70% of base compensation; Chief Technology Officer, Chief Financial Officer and Chief Legal Officer — 45% of base compensation; and all other VPs or equivalent — 40% of base compensation. The amount of individual bonus payments are proposed to the Compensation Committee by the CEO (with the exception of the CEO’s own bonus) and are based on a subjective assessment of a number of factors and inputs, including peer assessments, a self-assessment, the CEO’s ranking of performance against quantitative and qualitative goals and objectives established early in the year or shortly after the time of hire and other factors. The percentage targets described above represent the amount of bonuses that would be paid if the company achieved 100% of its revenue and pro-forma EBITDA targets and the executive achieved his performance goals. The maximum possible payout under our 2007 incentive bonus plan was three times the bonus target. For 2007, we did not meet our revenue and pro-forma EBITDA objectives and as a result, we did not pay bonuses to executives, regardless of individual performance. We did pay incentive compensation to our VP of Worldwide Sales as described below.

Incentive Compensation for our VP of Worldwide Sales.  Our VP of Worldwide Sales does not participate in our incentive bonus plan. Instead, he receives incentive compensation based on our percent achievement of our product (integrated circuit) revenue target for the fiscal year.

Total Cash Compensation Target.  Our overall total cash compensation goal for our executive officers is to provide cash compensation in the third quartile of our peer group on average, reflecting the market positioning that we believe is necessary for us to attract the executive talent necessary to remain competitive. We believe that our 2007 executive cash compensation was within this range, based on an assessment by Compensia.

Equity Incentives

Long-Term Equity Incentive Program.  The goal of the company’s long-term incentive program is to align management and employee performance with the longer-term interests of investors through equity awards. At the executive level, we continue to believe that equity compensation is both a motivator as well as a recruiting and retention tool. We also believe that it is the best instrument in our compensation portfolio to align executive performance with the longer term goals of the company. Those goals in turn align with the longer term stockholder interests.

As with our bonus program, our equity incentive program is structured to provide a target level of participation based on the level of the position. Our target level of equity awards for our executive officers is to provide equity compensation (in numbers of shares granted) at the median of our peer group, based on an assessment by Compensia. Our current goal is to limit the aggregate number of shares subject to equity awards granted to all employees in any one year so that it does not materially exceed four percent of our total shares outstanding.

At the executive officer level, there is more variability from person to person in option grant levels than at lower levels, as assessed by Compensia, due to market competitive pressures and individually negotiated offer packages.

Our stock option grant policies have been affected by the implementation of SFAS No. 123R, which we adopted in the first quarter of fiscal year 2006 using the modified prospective method as permitted by the pronouncement. Under this transition method, we are required to value all stock-based compensation awards granted prior to but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, as adjusted for estimated forfeitures.

Different Forms of Long-Term Incentives.  Under our equity incentive plans, we have the ability to grant other forms of equity, including performance-based options and restricted shares. In 2007, all of our long-term equity incentives were in the form of stock options. Generally, our options provide for vesting over time, typically a four-year period.

Standardization of Grant Dates.  Beginning in August 2006, all option grants to all employees commence vesting and the exercise price is set on the first 15th of the month following approval, except as otherwise approved by our compensation committee. The standardization of grant dates on the first 15th of the month following approval is designed to avoid the timing of option grants in conjunction with the release of information that might have a favorable or unfavorable impact on the company’s stock price.

Other Equity, Retirement and Benefits Programs

Employee Stock Purchase Plan (ESPP).  The company provides an Employee Stock Purchase Program (ESPP) that enables all employees, including executives, to purchase stock at a discount. The stock is offered for purchase at 85% of the market value at the beginning and end of specified purchase periods. In December 2006, we amended the ESPP to reduce the length of offering periods from two years to six months, among other things. We anticipate that this amendment will help reduce the compensation expense impact and dilution effect of the plan.

401(k) Defined Contribution Plan.  The company does not offer a defined benefit retirement plan. However, it does have a defined contribution plan in the form of a 401(k) plan for its employees. In 2007, the company did not provide for a company match.

Other Benefits.  The company offers a full range of benefits, including life, medical, dental, vision and disability programs. The company also has a paid time off (PTO) program that allows employees time for vacation or personal matters. The goal of the plans is to provide an attractive and competitive set of benefits while also managing costs.

Other Benefits or Perquisites.  The company does not generally offer other cash or non-cash incentives to executives that are not available to other employees. However, there are times when a specific situation requires additional compensation. Relocation or temporary living arrangements for executives who either work remotely but spend significant time in another Silicon Image work location or have not yet moved is an example. Some specifics include:

During 2007, we paid rent on apartments for two executives (one of whom, Dale Zimmerman, is a Named Executive Officer) who work full time at our headquarters but live in a different location for family reasons. We also paid for travel back and forth from their home locations to their work location and reimbursed these two executives for taxes paid on these arrangements. In both instances, these payments ended during 2007.

We included relocation assistance, a signing bonus and pro-rata bonus guarantee to our Chief Operating Officer (COO) who was hired in August 2007. All three payments were lump sum amounts.

We included a signing bonus and a pro-rata bonus guarantee to the Chief Financial Officer (CFO) who was hired in October, 2007. Both payments were lump sum amounts.

Deferred Compensation.  We do not currently have any deferred compensation programs for employees or executives.

Severance or Change of Control Practice.  In January 2005, we entered into an employment offer letter with our CEO that provided, among other things, for severance payments upon a termination of employment. In December 2007, we entered into change of control retention agreements with each of our executive officers and each of our vice presidents. The entry into these agreements in 2007 followed more than a year of discussion and review by the Compensation Committee with the assistance of Compensia, an outside compensation consulting firm that provided us with market survey data, comparative analysis and recommendations regarding competitive practices in our market. The material terms of these agreements and our severance and change of control agreement with our CEO, are described under “Potential Payments Upon Termination or Change of Control.”

Employment Agreements.  In October 2007, we entered into an employment offer letter with Mr. Covert for the position of Chief Financial Officer. The offer letter provides, among other things, for an annual base salary of $300,000 and for a 2007 bonus equal to 45% of his annual base salary, prorated for the portion of the year during which he is employed by us. In addition, the offer letter provides for a grant to Mr. Covert of a stock option to purchase 200,000 shares of our common stock. Mr. Covert’s compensation was arrived at following consultation with executive search professionals regarding competitive compensation practices in our market and negotiations with Mr. Covert.

In July 2007, we entered into an employment offer letter with Mr. Dal Santo for the position of Chief Operating Officer. The offer letter provides, among other things, for an annual base salary of $350,000 and for a 2007 bonus equal to the greater of (i) 45% of his annual base salary and (ii) the bonus amount payable to him as Chief Operating Officer under our 2007 incentive bonus plan, in either case prorated for the portion of the year during which he is employed by us. In addition, the offer letter provides for a grant to Mr. Dal Santo of a stock option to purchase 200,000 shares of our common stock. Mr. Dal Santo’s offer letter also provides for a $100,000 bonus and a $100,000 relocation allowance, both payable following commencement of his employment, provided that he relocates to the San Francisco Bay Area within six months after commencing employment. These bonuses are repayable in the event that he voluntarily terminates his employment or is terminated for cause prior to the first anniversary of his commencement date. Mr. Dal Santo’s compensation was arrived at following consultation with executive search professionals regarding competitive compensation practices in our market and negotiations with Mr. Dal Santo.

Executive Compensation Determination

Process for Reviewing and Adjusting Executive Pay.

Executive Pay.  For compensation of executives our CEO, in conjunction with our Vice President, Human Resources and our Chief Financial Officer, reviews executive compensation on an annual basis and makes recommendations to the Compensation Committee regarding any proposed adjustments. Final decisions on compensation for all executives are then made by the Compensation Committee.

In reviewing executive compensation, our compensation committee considers a number of factors, typically including the following:

•	Individual performance, including a comparative ranking and peer assessments for executives reporting to the CEO

•	Company performance and our achievement of specific objectives

•	Survey data regarding compensation practices by our peers

•	Prior year’s compensation

•	Current holdings of options and their exercise price and remaining vesting schedule

•	Internal consistency, including the relationship to other executives and the relationship of executive compensation to non-executive compensation.

In 2007, we utilized Compensia, a compensation consulting firm, to provide and analyze data regarding non-CEO executive compensation including current Silicon Image compensation data and survey-based market competitive data and to make recommendations regarding non-CEO executive compensation.

CEO Pay.  In reviewing our CEO’s compensation, the Compensation Committee reviews relevant survey data from the Radford Executive Compensation report together with an analysis of data on CEO executive compensation from Compensia. In addition, the Compensation Committee considers the factors described above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Masood Jabbar, Chair
Peter Hanelt
William George

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2007, 2006 and 2005. The named executive officers were not entitled to receive payments which would characterized as “non-equity incentive plan compensation” for the fiscal years ended December 31, 2007, 2006 and 2005.

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)

Steve Tirado(2)	2007	$475,000	—	$2,367,105	$18,724	$2,860,829
President and Chief	2006	475,000	650,790	2,534,987	14,177	3,674,954
Executive Officer	2005	451,585	201,638	1,738,166	13,016	2,404,405
Harold L Covert(3)	2007	71,730	32,279	27,552	12,075	143,636
Chief Financial Officer		—	—	—	—	—
Robert Freeman(4)	2007	280,000	126,000	476,769	165,267	1,048,036
Chief Financial Officer	2006	270,000	216,671	447,488	9,521	943,680
(former)	2005	116,522	—	57,606	3,665	177,793
J. Duane Northcutt(5)	2007	282,500	—	586,036	15,012	883,548
Chief Technology Officer	2006	282,500	249,817	708,575	4,840	1,245,732
	2005	252,500	72,450	767,867	4,628	1,097,445
John Hyun Jong Shin(6)	2007	280,000	—	492,362	18,724	791,086
Vice President,	2006	280,000	214,214	493,757	14,177	1,002,148
Engineering	2005	244,000	61,061	186,325	12,991	504,377
Dale Zimmerman(7)	2007	263,981	—	427,415	61,359	752,755
Vice President,	2006	226,949	100,000	345,254	31,154	703,357
Worldwide Marketing		—	—	—	—	—
Sal Cobar(8)	2007	317,750	—	216,053	18,618	552,421
Vice President,	2006	382,199	25,045	159,866	9,807	576,917
Worldwide Sales	2005	245,167	—	185,226	9,034	439,427

(1)	Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, (SFAS No. 123(R)), requiring us to recognize expense related to the fair value of our stock-based compensation awards. Stock-based compensation expense for all stock-based compensation awards granted subsequent to December 31, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 in accordance with FAS 123(R) of awards pursuant to our 1999 Equity Incentive Plan and thus may include amounts from awards granted in and prior to these years. Amounts for the fiscal year ended December 31, 2005 is the SFAS 123-Accounting for Stock- Based Compensation, expense that was disclosed on a pro forma basis in the Form 10-K for the same fiscal year. Assumptions used in the calculation of these amounts are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008.

(2)	For Mr. Tirado, amounts under “All Other Compensation” include payments by us of $18,064 for health insurance and $660 for life insurance in 2007, $13,457 for health insurance and $720 for life insurance in 2006 and $12,536 for health insurance and $480 for life insurance in 2005.

(3)	For Mr. Covert, amounts under “All Other Compensation” include payments by us of $11,415 for health insurance and $660 for life insurance in 2007.

(4)	For Mr. Freeman, amounts under “Bonus” include a guaranteed bonus for 2007 as a result of retirement pursuant to the Transitional Employment and Separation Agreement between Mr. Freeman and Silicon Image. “All Other Compensation” includes payments of $13,192 paid as the cash value of Mr. Freeman’s accrued vacation time, $140,000 as severance payment per the Separation Agreement, $11,415 for health insurance and $660 for life insurance in 2007, $8,801 for health insurance and $720 for life insurance in 2006 and $3,465 for health insurance and $200 for life insurance in 2005.

(5)	For Dr. Northcutt, amounts under “All Other Compensation” include payments by us of $9,000 in connection with our patent incentive program, which provides nominal cash incentives for the filing, prosecution and registration of patents, $5,352 for health insurance and $660 for life insurance in 2007, $4,120 for health insurance and $720 for life insurance in 2006 and $4,158 for health insurance and $470 for life insurance in 2005.

(6)	For Mr. Shin, amounts under “All Other Compensation” include payments by us of $18,064 for health insurance and $660 for life insurance in 2007, $13,457 for health insurance and $720 for life insurance in 2006 and $12,536 for health insurance and $455 for life insurance in 2005. Mr. Shin was an executive officer of the company through February 6, 2007.

(7)	For Mr. Zimmerman, amounts under “All Other Compensation” include payments by us of $42,635 for reimbursement of transportation and housing as part of his employment arrangement with Silicon Image, $18,064 for health insurance and $660 for life insurance in 2007. For 2006, such payments include $19,223 for reimbursement of transportation and housing expenses as part of his employment arrangement with Silicon Image, $11,491 for health insurance and $440 for life insurance in 2006.

(8)	Salary figures for Mr. Cobar include incentive compensation of $125,703 for the fiscal year ended December 31, 2007, $229,999 for the fiscal year ended December 31, 2006 and $59,200 for the fiscal year ended December 31, 2005. Amounts under “All Other Compensation” include payments by us of $18,064 for health insurance and $554 for life insurance in 2007, $9,477 for health insurance and $330 for life insurance in 2006 and $8,709 for health insurance and $325 for life insurance in 2005.

Compensation Of Named Executive Officers in 2007

Steve Tirado, President and CEO.  Mr. Tirado served as our President and Chief Executive Officer during 2007 year. His compensation consists of the same mix as other executives and includes base salary, potential for an incentive bonus, stock options and our standard company benefits. Mr. Tirado’s base salary remained unchanged from 2006. Mr. Tirado received options in 2007 to purchase 200,000 shares as part of an agreement negotiated at the time he became CEO, which provided for increased option grant levels for him over two years. Our intent in making these grants was to provide Mr. Tirado with a larger equity stake in the company consistent with CEO equity levels at peer companies, as well as to align his performance and incentives with longer term stockholder interests. Mr. Tirado did not receive an incentive bonus for 2007, which reflected the underachievement of the company against both our revenue and pro forma EBITDA targets.

Harold (Hal) Covert, CFO.  Mr. Covert has served as our Chief Financial Officer since October 2007. His compensation during 2007 consisted of base salary, a pro-rata bonus guarantee (lump sum) in the amount of $32,279 and a new hire stock option grant of 200,000 shares. He also received our standard company benefits. Mr. Covert did not receive an incentive bonus for 2007.

Robert Freeman, CFO.  Mr. Freeman served as our Chief Financial Officer until September 30, 2007. His compensation for the year consisted of base compensation, potential for a bonus, severance, stock options and our standard company benefits. Mr. Freeman’s 2007 base salary remained unchanged from 2006. We entered into a separation agreement with Mr. Freeman in April 2007 under which we agreed that he would continue to receive payment of his current base salary and participate in applicable employee benefit plans during a transitional period that originally ended in September 2007 but was later extended to end on December 31, 2007. Upon the conclusion of the transitional period, Mr. Freeman received continued payment of his base salary for six months and six months of acceleration on the vesting of his stock options and the amount of the target bonus that Mr. Freeman was eligible for at the conclusion of the transitional period, prorated for the portion of the fiscal year that he was employed and health insurance reimbursements of six months of COBRA payments. During 2007, Mr. Freeman also received options in 2007 to purchase 34,000 shares of our common stock. Mr. Freeman did not receive an incentive bonus for 2007.

Jeffrey Duane Northcutt, CTO.  Mr. Northcutt served as our Chief Technology Officer during 2007. Mr. Northcutt’s compensation for 2007 consisted of base salary, incentive bonus and stock options in addition to the company’s standard benefits. Mr. Northcutt’s base salary remained unchanged in 2007 as compared to 2006. In 2007, Mr. Northcutt received $9,000 in connection with our patent incentive program, which provides nominal cash incentives for the filing, prosecution and registration of patents and options to purchase 57,100 shares. Mr. Northcutt did not receive an incentive bonus for 2007.

Hyun Jong Shin, VP, Engineering.  Mr. Shin served as our Vice President of Engineering during 2007. Mr. Shin’s compensation for 2007 consisted of base salary, potential for an incentive bonus and stock options in addition to the company’s standard benefits. Mr. Shin’s 2007 base salary remained unchanged from 2006. In 2007, Mr. Shin received options to purchase 34,000 shares. Mr. Shin did not receive an incentive bonus for 2007.

Dale Zimmerman VP Worldwide Marketing.  Mr. Zimmerman served as our Vice President of Worldwide Marketing during 2007. Mr. Zimmerman’s compensation package is consistent with our other executives and includes base salary, potential for an incentive bonus, stock options and the company’s standard benefit package. There was no change to Mr. Zimmerman’s base salary for 2007. Mr. Zimmerman received options to purchase 34,000 shares during 2007, and did not receive an incentive bonus.

Sal Cobar, VP Worldwide Sales.  Mr. Cobar has served as our Vice President Worldwide Sales since his promotion in April 2007. Mr. Cobar’s compensation package for 2007 included base salary, sales commissions, stock options and our standard company benefit package. Mr. Cobar received a salary increase in connection with his promotion taking him from $152,200 per year to $210,000 per year. Mr. Cobar participates in the Incentive Sales Commission Plan, pursuant to which 60% of his cash compensation is guaranteed and 40% is tied to the attainment of certain sales targets. As a result, Mr. Cobar does not participate in the corporate incentive bonus plan. Mr. Cobar’s 2007 salary included sales commissions of $125,703. During 2007, Mr. Cobar also received options to purchase 15,000 shares on February 15, 2007 and a further 100,000 shares on his promotion as VP of Worldwide Sales on May 15, 2007.

Severance Benefits Available to All Named Executive Officers Mr. Tirado has an employment offer letter agreement with provisions providing for separation payments and benefits upon a termination without “cause”. Mr. Tirado’s agreement also provides for separation payments and benefits upon a termination for “good reason” or due to death or disability. Each of our executives and vice presidents are also entitled to separation payments and benefits if they are terminated without “cause” or resign for “good reason” during the three months prior to, or twelve months following, a change of control transaction. For additional details regarding these arrangements please see “Potential Payments upon Termination or Change of Control” below.

GRANTS OF PLAN-BASED AWARDS TABLE (2007)

The table below provides information with respect to each stock option granted to each named executive officer during 2007. The stock options set forth below were granted for fixed amounts of shares and unless noted otherwise below, vesting under such stock options is contingent only upon continued service with Silicon Image and not achievement of other performance-related targets or conditions. No named executive officer was the recipient of a stock award during 2007.

		All Other Option
		Awards: Number of		Exercise or Base	Grant Date Fair
		Securities		Price of Option	Value of Stock and
		Underlying Options		Awards	Option Awards
Name	Grant Date	(#)		($/Sh)	($)(1)

Steve Tirado	4/16/07	66,666	(2)	$9.26	$376,630
	4/16/07	66,667	(2)	10.83	355,901
	4/16/07	66,667	(2)	12.40	337,575
Harold L. Covert	10/15/07	200,000	(3)	5.85	666,460
Robert Freeman	2/15/07	34,000	(4)	9.27	201,141
J. Duane Northcutt	2/15/07	57,100	(5)	9.27	337,798
Hyun Jong Shin	2/15/07	34,000	(5)	9.27	201,141
Dale Zimmerman	2/15/07	34,000	(5)	9.27	201,141
Sal Cobar	2/15/07	15,000	(5)	9.27	88,739
	5/15/07	100,000	(6)	7.93	483,810

(1)	We estimate the fair value of stock options, consistent with the provisions of SFAS No. 123(R) and SAB 107. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model and the straight-line attribution approach. For a detailed discussion about the computation please refer to Note 5 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008.

(2)	This option becomes vested and exercisable with respect to 25% of the shares on April 16, 2008 and 2.083% of the shares for each of the 36 months thereafter.

(3)	This option becomes vested and exercisable with respect to 25% of the shares on October 15, 2008 and 2.083% of the shares for each of the 36 months thereafter.

(4)	This option became vested and exercisable with respect to 25% of the shares on February 15, 2008, and would have vested with respect to 2.083% of the shares on each of the 36 months thereafter. However, Mr. Freeman retired from the company as of December 31, 2007, and this option expired without being exercised by Mr. Freeman.

(5)	This option became vested and exercisable with respect to 25% of the shares on February 15, 2008 and will vest with respect to 2.083% of the shares for each of the 36 months thereafter.

(6)	This option becomes vested and exercisable with respect to 25% of the shares on May 15, 2008 and will vest with respect to 2.083% of the shares for each of the 36 months thereafter.

OPTIONS EXERCISED TABLE (2007)

The table below provides information with respect to each stock option exercised by each named executive officer during 2007. No named executive officer is the holder of a stock award that vested during 2007.

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)(1)

Steve Tirado	46,875	$175,340
	22,500	84,163

(1)	The aggregate dollar amount realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our common stock underlying that option on the date of exercise, which is based on the closing price reported on the Nasdaq Global Select Market on that date and the aggregate exercise price of the option.

OUTSTANDING EQUITY AWARDS AT YEAR END TABLE (2007)

The table below provides information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2007. No named executive officer is the holder of unvested shares of stock or unvested shares of stock, units or other rights awarded under any equity incentive plan as of December 31, 2007.

	Option Awards
			Equity Incentive
			Plan Awards: Number
	Number of	Number of	of Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised		Option	Option
	Unexercised Options	Unexercised Options	Unearned Options		Exercise	Expiration
Name	(#) Exercisable	(#) Unexercisable	(#)		Price ($)	Date

Steve Tirado	200,000	—	—	(1)	$4.06	1/2/12
	188,334	—	—	(2)	6.16	1/2/13
	277,083	—	102,917	(3)	14.14	1/24/15
	—	—	66,667	(4)	10.83	4/16/17
	—	—	66,667	(4)	12.40	4/16/17
	—	—	66,666	(4)	9.26	4/16/17
	239,583	—	260,417	(5)	9.89	1/3/16
	9,167	—	110,833	(6)	15.48	1/4/15
	136,667	—	—	(7)	6.16	1/2/13
	18,364	—	—	(8)	5.44	1/2/11
Harold L. Covert	—	—	200,000	(9)	5.85	10/15/17
Robert Freeman	161,458	88,542	—	(10)	9.96	3/31/08
	11,333	22,667	—	(11)	9.27	3/31/08
J. Duane Northcutt	185,000	—	—	(12)	6.21	2/20/12
	125,000	—	—	(13)	6.16	1/2/13
	78,333	—	41,667	(14)	15.48	1/4/15
	—	—	57,100	(15)	9.27	2/15/17
	21,563		23,437	(16)	9.89	1/3/16
	56,667	—	23,333	(17)	9.55	2/5/14
John Hyun Jong Shin	130,000	—	—	(18)	1.65	11/6/11
	39,167	—	46,833	(19)	15.48	1/4/15
	31,146	—	33,854	(20)	9.89	1/3/16
	57,500	—	42,500	(21)	9.55	2/5/14
	—	—	34,000	(22)	9.27	2/5/17
	60,000	—	—	(23)	6.16	1/2/13
Dale Zimmerman	—	—	34,000	(24)	9.27	2/15/17
	114,583	—	135,417	(25)	10.43	2/21/16
Sal Cobar	6,875	—	—	(26)	5.02	8/1/13
	1,250	—	3,750	(27)	13.47	12/15/16
	3,000	—	4,500	(28)	12.68	10/22/14
	1,334	—	1,833	(29)	7.94	10/17/15
	—	—	100,000	(30)	7.93	5/15/17
	—	—	15,000	(31)	9.27	2/15/17
	3,000	—	4,500	(32)	12.68	10/22/14
	27,708	—	7,292	(33)	14.40	10/1/14
	2,667	—	4,333	(34)	4.42	10/1/13

(1)	This option was originally granted for 250,000 shares and has been exercised with respect to 50,000 shares. This option becomes vested and exercisable with respect to 0.833% of the shares on January 2, 2003 and each of the 11 months thereafter, 1.667% of the shares on January 2, 2004 and each of the 11 months thereafter, 2.5% of the shares on January 2, 2005 and each of the 11 months thereafter and 3.333% of the shares on January 2, 2006 and each of the 11 months thereafter

(2)	This option was originally granted for 200,000 shares and has been exercised with respect to 11,666 shares. This option becomes vested and exercisable with respect to 0.833% of the shares on January 2, 2004 and each of the 11 months thereafter, 1.25% of the shares on January 2, 2005 and each of the 11 months thereafter,

2.083% of the shares on January 2, 2006 and each of the 11 months thereafter and 4.167% of the shares on January 2, 2007 and each of the 11 months thereafter.

(3)	This option was originally granted for 380,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 2.083% of the shares on January 24, 2006 and each of the 47 months thereafter.

(4)	This option was originally granted for 200,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 25% of the shares on April 16, 2008 and 2.083% for each of the 36 months thereafter.

(5)	This option was originally granted for 500,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 2.083% of the shares on February 3, 2006 and each of the 47 months thereafter.

(6)	This option was originally granted for 120,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 0.694% of the shares on January 4, 2007 and each of the 11 months thereafter, 4.861% of the shares on January 4, 2008 and each of the 11 months thereafter and 2.778% of the shares on January 4, 2009 and each of the 11 months thereafter.

(7)	This option was originally granted for 200,000 shares and has been exercised with respect to 63,333 shares. This option becomes vested and exercisable with respect to 1.667% of the shares on January 2, 2003 and each of the 59 months thereafter.

(8)	This option was originally granted for 31,391 shares and has been exercised with respect to 13,027 shares. The remaining 18,364 shares subject to this option are fully vested.

(9)	This option was originally granted for 200,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 25% of the shares on October 15, 2008 and 2.083% of the shares on November 15, 2008 and each of the 35 months thereafter.

(10)	This option was originally granted for 250,000 shares and expired without being exercised on March 31, 2008. This option became vested and exercisable with respect to 25% of the shares on November 14, 2006 and 2.083% of the shares on December 14, 2006 and each of the 35 months thereafter. However, Mr. Freeman’s did not exercise this option within 90 days of his retirement on December 31, 2007, and as a result, the option has expired by its terms.

(11)	This option was originally granted for 34,000 shares and expired without being exercised on March 31, 2008. This option became vested and exercisable with respect to 25% of the shares on February 15, 2008 and 2.083% of the shares on March 15, 2008 and each of the 35 months thereafter. However, Mr. Freeman’s did not exercise this option within 90 days of his retirement on December 31, 2007, and as a result, the option has expired by its terms.

(12)	This option was originally granted for 250,000 shares and has been exercised with respect to 65,000 shares. The remaining 185,000 shares subject to this option are fully vested.

(13)	This option was originally granted for 125,000 shares and has not been exercised with respect to any shares. The shares subject to the option are fully vested.

(14)	This option was originally granted for 120,000 shares and has not been exercised with respect to any shares. This option became vested and exercisable with respect to 2.083% of the shares on January 31, 2005 and each of the 23 months thereafter and 1.389% of the shares on January 31, 2007 and each of the 35 months thereafter.

(15)	This option was originally granted for 57,100 shares and has not been exercised with respect to any shares. This option became vested and exercisable with respect to 25% of the shares on February 15, 2008 and will vest with respect to 2.083% for each of the 36 months thereafter.

(16)	This option was originally granted for 45,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 2.083% of the shares on February 3, 2006 and each of the 47 months thereafter.

(17)	This option was originally granted for 80,000 shares and has not been exercised with respect to any shares. This option became vested and exercisable with respect to 1.042% of the shares on March 5, 2004 and each of the 23 months thereafter and 2.083% of the shares on March 5, 2006 and each of the 35 months thereafter.

(18)	This option was originally granted for 350,000 shares and has been exercised with respect to 220,000 shares. The remaining 130,000 shares subject to this option are fully vested.

(19)	This option was originally granted for 86,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 2.907% of the shares on January 4, 2006 and each of the 11 months thereafter, 0.969% of the shares on January 4, 2007 and each of the 11 months thereafter, 1.938% of the shares on January 4, 2008 and each of the 11 months thereafter and 2.519% of the shares on January 4, 2009 and each of the 11 months thereafter.

(20)	This option was originally granted for 65,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 2.083% of the shares on February 3, 2006 and each of the 47 months thereafter.

(21)	This option was originally granted for 100,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 0.833% of the shares on February 5, 2005 and each of the 11 months thereafter, 1.667% of the shares on February 5, 2006 and each of the 11 months thereafter, 2.5% of the shares on February 5, 2007 and each of the 11 months thereafter and 3.333% of the shares on February 5, 2008 and each of the 11 months thereafter.

(22)	This option was originally granted for 34,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 25% of the shares on February 15, 2008 and 2.083% of the shares for each of the 36 months thereafter.

(23)	This option was originally granted for 60,000 shares and has not been exercised with respect to any shares. The shares subject to the option are fully vested.

(24)	This option was originally granted for 34,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 25% of the shares on February 15, 2008 and 2.083% of the shares for each of the 36 months thereafter.

(25)	This option was originally granted for 250,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 25% of the shares on February 21, 2007 and 2.083% of the shares for each of the 36 months thereafter.

(26)	This option was originally granted for 30,000 shares and has been exercised with respect to 23,125 shares. The remaining 6,875 shares subject to this option are fully vested.

(27)	This option was originally granted for 5,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 25% of the shares on December 15, 2007 and 2.083% of the shares for each of the 36 months thereafter.

(28)	This option was originally granted for 7,500 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 1.666% of the shares each month, beginning on January 31, 2006.

(29)	This option was originally granted for 4,000 shares and has been exercised with respect to 833 shares. This option becomes vested and exercisable with respect to 2.083% of the shares on November 17, 2005 and each of the 47 months thereafter.

(30)	This option was originally granted for 100,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 25% of the shares on May 15, 2008 and 2.083% of the shares for each of the 36 months thereafter.

(31)	This option was originally granted for 15,000 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 25% of the shares on February 15, 2008 and 2.083% of the shares for each of the 36 months thereafter.

(32)	This option was originally granted for 7,500 shares and has not been exercised with respect to any shares. This option becomes vested and exercisable with respect to 1.666% of the shares each month, beginning on January 31, 2006.

(33)	This option was originally granted for 35,000 shares and has not been exercised with respect to any shares This option becomes vested and exercisable with respect to 25% of the shares on October 1, 2005 and 2.083% of the shares for each of the 36 months thereafter.

(34)	This option was originally granted for 10,000 shares and has been exercised with respect to 3,000 shares. This option becomes vested and exercisable with respect to 1.666% of the shares each month, beginning on March 28, 2005.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Steve Tirado, President and Chief Executive Officer

In January 2005, we entered into an employment offer letter agreement with Steve Tirado for the position of Chief Executive Officer and President. The following is a summary of the material terms of this agreement regarding termination of Mr. Tirado’s employment with us.

•	Upon any termination of employment, Mr. Tirado is entitled to receive (i) payment for all unpaid salary and vacation accrued through the date of termination, (ii) reimbursement for expenses per existing company policies and (iii) continued benefits in accordance with the terms of our then existing benefit plans and policies and/or as required by applicable law.

•	In the event of his voluntary termination (other than for “good reason”) or termination for “cause”, Mr. Tirado is not entitled to any cash separation benefits or additional vesting of shares of restricted stock or options.

•	In the event of his termination without “cause”, for “good reason” or due to death or disability, Mr. Tirado is entitled to receive:

•	cash severance equal to his then current annual base salary, paid pro rata over the next twelve months in accordance with normal payroll dates;

•	the calculated amount (if any) payable to the Chief Executive Officer under our executive bonus program, prorated for the year in which such termination occurs, less applicable deductions and withholdings and in accordance with our normal payroll practices;

•	reimbursement of COBRA insurance premiums (if he elects COBRA coverage), for twelve months following termination; and

•	twelve months of accelerated vesting under his stock options and restricted stock awards.

In order to receive these payments and benefits, Mr. Tirado must first execute a full unilateral release (including a waiver of unknown claims and covenant not to sue) in favor of Silicon Image and its directors, officers and other related persons and an agreement not to solicit our employees for a period of one year following termination.

•	“Cause” is defined to mean (i) conviction of, or plea of guilty or no contest to, a felony under the laws of the United States or any state thereof or any act of fraud, embezzlement or dishonesty, (ii) breach of fiduciary duties not remedied within thirty days of written notice, or (iii) material breach of the agreement or any other written agreement with us not remedied within thirty days of written notice.

•	“Good Reason” is defined to mean (i) any material reduction in his job duties and responsibilities not approved in writing by him and not restored within thirty days of written notice to our Board, (ii) his failure to be elected at any time as a member of our Board, or (iii) any demoting change in his job title as Chief Executive Officer and President, reduction in annual base salary or potential cash bonus, or requirement that his principal place of business be located more than 25 miles from the current location of our principal place of business not rescinded within thirty days of written notice to our Board.

Robert Freeman, Former Chief Financial Officer

In November 2005, we entered into an employment offer letter agreement with Robert Freeman, our former Chief Financial Officer. Mr. Freeman retired in December 2007 and entered into a separation agreement with us, which superseded the terms of his offer letter. Pursuant to the separation agreement, Mr. Freeman executed a general release of claims against Silicon Image and received the payments and benefits available under this agreement for a termination without “cause,” which consisted of all accrued and unpaid salary and vacation payments, a cash severance payment of $140,000, payment of his COBRA insurance premiums for six months and six months of accelerated vesting of his stock options.

Executive Change of Control Retention Agreements

In December 2007, we entered into Change of Control Retention Agreements with our executives. The following is a summary of the material terms of each of these agreements regarding termination of each executive’s employment with us.

•	Upon any termination of employment, the executive is entitled to receive (i) payment for all unpaid salary and vacation accrued through the date of termination, (ii) reimbursement for expenses per existing company policies and (iii) continued benefits in accordance with the terms of our then existing benefit plans and policies and/or as required by applicable law.

•	In the event of his voluntary termination (other than for “good reason”) or termination for “cause”, or a termination by either the executive or the Company due to death or disability, the executive is not entitled to any cash separation benefits or additional vesting of shares of restricted stock or options.

•	In the event of his termination without “cause” or for “good reason” during the period commencing three months prior to the completion of a “change of control” and ending twelve months after a “change of control,” each executive is entitled to receive:

•	cash severance equal to his then current annual base salary, paid in a lump sum within thirty days following termination;

•	if the change of control occurs during the first six months of the calendar year, 50% of the calculated amount (if any) payable to the executive under our executive bonus program, or if the change of control occurs during the last six months of the calendar year, 100% of such bonus;

•	reimbursement of COBRA insurance premiums (if such executive elects COBRA coverage), for twelve months following termination; and

•	the acceleration of vesting of 50% of all unvested equity awards outstanding prior to the date of termination.

In order to receive these payments and benefits, the executive must first execute a full unilateral release (including a waiver of unknown claims and covenant not to sue) in favor of Silicon Image and its directors, officers and other related persons and an agreement not to solicit our employees for a period of one year following termination.

•	“Cause” is defined to mean (i) willful failure to follow the lawful written directions of the Board, not remedied within thirty days of written notice, (ii) gross misconduct not remedied within thirty days of written notice, (iii) failure to comply with policies of the Company in a way that would be detrimental to the Company, not remedied within thirty days of written notice, (iv) conviction of, or a plea of no contest to, a crime involving moral turpitude or commission of a fraud that would reflect adversely on the Company or (v) his unreasonable or bad-faith failure to cooperate with the Company in any investigation or formal proceeding initiated by the Board in good faith.

•	“Good Reason” is defined to mean (i) any material reduction in his job duties and responsibilities, (ii) a material change in the position to whom the executive is to report, (iii) a material reduction in annual base salary or target bonus opportunity or (iv) requirement that his principal place of business be located more than 50 miles from the current location.

The following table quantifies the dollar value of payments and benefits to each of the above named executive officers according to their respective agreements upon a termination (other than for “cause” or “good reason”) within the period beginning three months prior to a change of control transaction and ending twelve months following such transaction, assuming that such termination took place on December 31, 2007 and that the price per share of our common stock was $4.52, the closing price of our stock reported on the NASDAQ Global Select Market on that date.

			Perquisites and	Accrued	Refund of ESPP	Accrued		Equity
Name	Salary	Bonus	Benefits(1)	Vacation	Contribution	Commissions		Acceleration

Steve Tirado	$475,000	—	$17,902	$27,175	$1,981	—		$1,664,870
Hal Covert	300,000	$32,278	11,703	4,327	—	—		452,000
J Duane Northcutt	282,500	—	5,840	11,409	—	—		328,914
John Hyun Jong Shin	280,000	—	17,902	21,538	11,666	—		355,243
Dale Zimmerman	265,000	—	17,902	3,504	—	—		382,882
Sal Cobar	210,000	—	17,902	14,236	—	13,643	(2)	319,130

(1)	Represents reimbursement of COBRA insurance premiums for the maximum period required in the applicable employment offer letter agreement and in the respective severance agreements.

(2)	Represents accrued sales commissions for the fourth fiscal quarter of 2007.

The following table quantifies the dollar value of payments and benefits to Mr. Tirado according to his agreement upon his termination (other than for “cause” or “good reason”) including termination due to his death or disability, assuming that such termination took place on December 31, 2007 and that the price per share of our common stock was $4.52, the closing price of our stock reported on the NASDAQ Global Select Market on that date. None of our named executive officers other than Mr. Tirado would receive such benefits.

			Perquisites and	Accrued	Refund of ESPP	Accrued	Equity
Name	Salary	Bonus	Benefits(1)	Vacation	Contribution	Commissions	Acceleration

Steve Tirado	$475,000	—	$17,902	$27,175	$1,981	—	$1,664,870

(1)	Represents reimbursement of COBRA insurance premiums for twelve (12) months, the maximum period required in Mr. Tirado’s employment offer letter agreement.

DIRECTOR COMPENSATION

Board of Directors Compensation Practices

Silicon Image compensates its non-employee board directors. Our goal is to be very competitive in the market to attract the best talent we can to our board. Because of the value of equity granted to our members, our total compensation is above the 75th percentile. The cash portion of our compensation is closer to the mid-point of the market.

In addition to the initial stock option grant and annual stock option grants for non-employee directors under the Director Compensation Plan described below, non-employee directors are eligible to receive discretionary grants of stock options under the 1999 Plan and will be eligible to receive discretionary grants of equity awards under the 2008 Plan, subject to its approval by our stockholders. As further described below, during 2007, the Compensation Committee amended the Board Compensation Plan to eliminate the annual stock option grant for service on standing committees by non-employee directors effective after the set of grants to be made immediately following the Annual Meeting.

Director Compensation Plan

On April 5, 2005, the Board approved a compensation plan (the “Director Compensation Plan”) for directors with respect to membership on the Board and the standing committees thereof, which currently include the Audit Committee, Compensation Committee and Governance and Nominating Committee and for holding chair positions on the Board and the standing committees. The Director Compensation Plan became effective in April 2005 and revised the prior director compensation structure that was in place and that was previously applicable to directors. The Director Compensation Plan was developed with the assistance of SEGellen Consulting, a compensation consulting firm that was retained by Silicon Image to assess competitive market practices for board compensation based on a peer group review, evaluate trends in board compensation and recommend a board compensation package for consideration by Silicon Image that was designed to allow us to recruit, retain and fairly compensate quality board members. The Director Compensation Plan was presented by SEGellen Consulting to the Compensation Committee and also reviewed by the Governance and Nominating Committee prior to its submission for Board approval.

During 2007, the Compensation Committee, with the assistance of Compensia, a compensation consulting firm that was retained by Silicon Image to assess competitive market practices for board compensation based on a peer group review and evaluation of trends in board compensation, discussed Board compensation and determined that the Director Compensation Plan, expect as hereinafter provided, would remain in effect for 2007 and that the cash retainer fees described below would be paid on a quarterly basis to each director who has served for a full fiscal quarter. During 2007, the Compensation Committee amended the Board Compensation Plan to eliminate the annual stock option grant for service on standing committees by non-employee directors effective after the set of grants to be made immediately following the Annual Meeting.

The following is a summary of the terms of the compensation plan currently in effect:

(1) Initial Stock Option Grant. Upon appointment or election to the Board, each non-employee director will receive an option to purchase 40,000 shares of our common stock under the 1999 Equity Incentive Plan or, subject to stockholder approval, the 2008 Equity Incentive Plan. Such option will have an exercise price equal to the fair market value of our common stock on the date of grant. So long as the director continues to provide services to us, this initial stock option grant will vest and become exercisable with respect to 2.083% of the shares each month following the date of grant until fully vested; provided, that all shares subject to the stock option will become fully vested if we undergo a change of control. These initial stock option grants will have a ten-year term, but will generally terminate three months following the date the director ceases to perform services to us.

(2) Annual Compensation by Role and for Meeting Attendance.

•	Cash Compensation by Role. Each non-employee director will receive cash compensation for membership on the Board, the standing committees and for holding chair positions on the Board and the standing committees in the amounts and on the terms described in the table and note (1) below.

•	Cash Compensation for Meeting Attendance. Each non-employee director will receive cash compensation for attendance at certain Board and committee meetings in the amounts and on the terms described in the table and notes (3) and (4) below.

•	Annual Stock Option Grant(s). Immediately following each annual meeting of stockholders, each director who is not an employee and whose direct pecuniary interest in our common stock is less than five percent will receive stock option grant(s) under the 1999 Equity Incentive Plan or, subject to stockholder approval, the 2008 Equity Incentive Plan, in the amounts and on the terms described in the table and note (2) below, provided such director has served in the role indicated continuously for a period of at least one year. The shares subject to the annual stock option grants will have an exercise price equal to the fair market value of our common stock on the date of grant. So long as the director continues to provide services to us, these annual grants will vest with respect to 4.167% of the shares each month following the date of grant until fully vested; provided, that these grants will become fully vested if we undergo a change of control. These annual stock option grants will have a five-year term, but will generally terminate three months following the date the option holder ceases to provide services to us.

	Annual Cash	Annual Stock
	Retainer	Option Grant		Telephone
Role	by Role(1)	by Role(2)	Meeting Fees	Meeting Fees

Board Member	$25,000	20,000 shares	$1,000/meeting(3)	$500/meeting(3)
Board Chair	$10,000	5,000 shares
Audit Committee Member	$10,000	5,000 shares	$1,000/meeting(4)	$500/meeting(4)
Audit Committee Chair	$10,000
Compensation Committee Member	$5,000	5,000 shares	$1,000/meeting(4)	$500/meeting(4)
Compensation Committee Chair	$7,000
Governance and Nominating Committee Member	$5,000	5,000 shares	$1,000/meeting(4)	$500/meeting(4)
Governance and Nominating Committee Chair	$7,000

(1)	The annual retainer paid for Board membership serves as compensation for attendance at up to six Board meetings per year, whether telephonic or in person. Beginning with the seventh Board meeting in a given calendar year, Board members in attendance will receive additional meeting fees as set forth in the table above. These cash amounts are additive with respect to each role performed by the applicable director. For example, if a director serves on the Board, as chair of the Audit Committee and member of the Compensation Committee, he will receive an annual cash retainer in the amount of $50,000 ($25,000 as Board member, $10,000 as Audit Committee member, $10,000 as chair of the Audit Committee and $5,000 as Compensation Committee member).

(2)	These option amounts are additive with respect to each role performed by the applicable director. For example, if a director has served continuously for a period of at least one year on the Board, as chair of the Audit Committee and member of the Compensation Committee, he will receive one or more stock options to purchase an aggregate of 30,000 shares of our common stock (20,000 shares as Board member, 5,000 shares as Audit Committee member and 5,000 shares as Compensation Committee member). A director must serve in a role continuously for a period of at least one year to receive the option grant for the respective role. During 2007, the Compensation Committee amended the Board Compensation Plan to eliminate the annual stock option grant for service on standing committees by non-employee directors effective after the annual grants to be made immediately following the 2008 Annual Meeting.

(3)	These cash amounts are payable to a director with respect to all meetings after the sixth meeting of the Board of Directors in a given calendar year that the applicable director attended, either in person or via telephone.

(4)	These cash amounts are payable to a director with respect to all committee meetings that the applicable director attended, either in person or via telephone.

DIRECTOR COMPENSATION TABLE (2007)

The table below sets forth the amounts of total compensation awarded to, earned by or paid to non-employee directors of Silicon Image in 2007 for membership on the Board, committees of the Board and/or attendance at meetings of the Board and Board committees, pursuant to the Director Compensation Plan. The non-employee directors were not entitled to receive payments which would characterized as “non-equity incentive plan compensation” for the fiscal year ended December 31, 2007. We do not administer a pension plan program.

	Fees
	Earned or
	Paid in	Stock	Option	All Other
Name	Cash ($)	Awards ($)	Awards ($)(1)	Compensation ($)	Total ($)

William George(2)	$50,000	—	$98,762	—	$148,762
Peter Hanelt(3)	89,000	—	220,877	—	309,877
John Hodge(4)	52,281	—	120,756	—	173,037
David Hodges(5)	17,587	—	91,344	—	108,931
Masood Jabbar(6)	66,500	—	206,881	—	273,381
William Raduchel(7)	30,000	—	97,986	—	127,986

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to our 1999 Equity Incentive Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around February 27, 2008.

(2)	The grant date fair values under FAS 123(R) of the stock options for 20,000 and 5,000 shares granted to Dr. George in 2007 were $98,958 and $24,740 respectively. As of December 31, 2007, Dr. George held an aggregate of 65,000 outstanding stock options, of which 28,958 were vested and 36,042 were unvested.

(3)	The grant date fair values under FAS 123(R) for 20,000 and 4 grants of 5,000 options each granted to Mr. Hanelt in 2007 were $98,058, for 20,000 options and $24,740 for each of the 5,000 options. As of December 31, 2007, Mr. Hanelt held an aggregate of 105,000 outstanding stock options, of which 57,289 were vested and 47,711 were unvested.

(4)	The grant date fair value under FAS 123(R) of the stock option for 20,000 and 2 grants of 5,000 shares granted to Mr. Hodge in 2007 was $98,958 for 20,000 options and $24,740 for each grant of 5,000 options. As of December 31, 2007, Mr. Hodge held an aggregate of 70,000 outstanding stock options, of which 27,082 were vested and 42,918 were unvested.

(5)	Dr. Hodges retired as a board member on May 2007. All vested but unexercised options and all unvested options expired as a result of his retirement.

(6)	The grant date fair value under FAS 123(R) of the stock option for 20,000 and 2 grants of 5,000 shares granted to Mr. Jabbar in 2007 was $98,958 for 20,000 options and $24,740 for each grant of 5,000 options. As of December 31, 2007, Mr. Jabbar held an aggregate of 95,000 outstanding stock options, of which 54,373 were vested and 40,627 were unvested.

(7)	The grant date fair value under FAS 123(R) of the stock option for 20,000 shares granted to Mr. Raduchel in 2007 was $98,958. As of December 31, 2007, Dr. Raduchel held an aggregate of 250,000 outstanding stock options, of which 195,833 were vested and 54,167 were unvested.

TRANSACTIONS WITH RELATED PERSONS

From January 1, 2007 to the present, there have been no (and there are no currently proposed) transactions in which Silicon Image was (or is to be) a participant and the amount involved exceeded $120,000, and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described above for our named executive officers and directors and compensation arrangements with our other executive officers not required to be disclosed in this section by the rules and regulations of the Securities and Exchange Commission.

Silicon Image has adopted and maintains a code of conduct and ethics that applies to all directors, executive officers and employees. The code covers matters that we believe are supportive of high standards of ethical business conduct, including those regarding legal compliance, conflicts of interest, insider trading, corporate opportunities, competition and fair dealing, maintenance of corporate books and records, gifts and entertainment, political contributions, international business laws, confidentiality, protection of company assets, public communications, special obligations applicable to our Chief Executive Officer and senior financial officers and standards and procedures for compliance with the code. The code can be found on our website at www.siliconimage.com.

The code does not distinguish between potential conflict of interest transactions involving directors or executive officers and those involving other employees. It notes that all covered persons are expected to avoid conflicts of interest. The code provides some examples of activities that could involve conflicts of interest, including aiding our competitors, involvement with any business that does business with us or seeks to do so, owning a significant financial interest in a competitor or a business that does business with us or seeks to do so, soliciting or accepting payments or other preferential treatment from any person that does business with us or seeks to do so, taking personal advantage of corporate opportunities and transacting company business with a family member.

The code defines a “related party transaction” to mean any transaction that is required to be disclosed in this section by the rules and regulations of the Securities and Exchange Commission. The compliance officer under the code will conduct a review of all related party transactions for potential conflict of interest situations. Further, all related party transactions must be approved or ratified by our audit committee or another independent body of the Board. The code does not expressly set forth the standards that would be applied in reviewing, approving or ratifying transactions in which our directors, executive officers or 5% stockholders have a material interest. We expect that in connection with the review, approval or ratification of any such transaction, our compliance officer and audit committee or independent body of the Board will be provided with all material information then available regarding the transaction, the nature and extent of the director’s, executive officer’s or 5% stockholder’s interest in the transaction and the terms upon which the products, services or other subject matter of the transaction could be provided by alternative sources. We expect that any such transaction would be approved or ratified only if our audit committee or independent body of the Board concluded in good faith that it was in our interest to proceed with it. We expect that that pre-approval will be sought for any such transaction when practicable and when pre-approval is not obtained, for any such transaction to be submitted for ratification as promptly as practicable.

STOCK PRICE PERFORMANCE GRAPH

The stock price performance graph below is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Silicon Image specifically incorporates this information by reference and shall not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Silicon Image, the NASDAQ Composite Stock Market Index (US) and the S&P Information Technology Index. The graph assumes that $100 was invested in Silicon Image’s common stock, the NASDAQ Composite Stock Market (US) and the S&P Information Technology Index from December 31, 2002 through December 31, 2007. No cash dividends have been declared on Silicon Image’s common stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2002 with dividends reinvested

	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07
Silicon Image, Inc.	$100	$119	$274	$151	$212	$75
NASDAQ Composite Stock Market (US)	$100	$150	$165	$169	$188	$205
S&P Information Technology Index	$100	$147	$151	$152	$165	$192

Copyright 2008, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission and, in accordance with the Commission’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Silicon Image specifically incorporates this information by reference and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

Management is responsible for Silicon Image’s internal controls and the financial reporting process and for its assessment of the effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of Silicon Image’s consolidated financial statements and the effectiveness of the internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, during fiscal year 2007, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, our independent registered public accounting firm. Management has represented to the Audit Committee that Silicon Image’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has also discussed management’s assessment of internal control over financial reporting as well as Deloitte & Touche LLP’s report on their audit of internal control over final reporting as of December 31, 2007. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance).

Deloitte & Touche LLP has also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Deloitte & Touche LLP that independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of Deloitte & Touche LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements and management’s report on internal control over financial reporting in Silicon Image’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Audit Committee

Peter Hanelt
John Hodge
Masood Jabbar

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our common stock (“10% Stockholders”) to file with the Securities and Exchange Commission initial reports of ownership on a Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers, directors and 10% Stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such filings in our possession and written representations from the executive officers and directors, we believe that all of our executive officers, directors and 10% Stockholders made all the necessary filings under Section 16(a) during fiscal year 2007.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in Silicon Image’s Proxy Statement and form of proxy relating to Silicon Image’s annual meeting of stockholders to be held in 2009 must be received by December 18, 2008. Stockholders wishing to bring a proposal before the annual meeting to be held in 2009 (but not include it in Silicon Image’s proxy materials) must provide written notice of such proposal to the Secretary of Silicon Image at the principal executive offices of Silicon Image between February 20, 2009 and March 20, 2009.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

Silicon Image invites its Board members to attend its annual stockholder meetings, but does not require attendance. In 2007, Mr. Tirado and Mr. Hanelt attended Silicon Image’s annual stockholder meeting.

SECURITYHOLDER COMMUNICATIONS

Any securityholder of Silicon Image wishing to communicate with the Board may write to the Board at directors@siliconimage.com or Board of Directors, c/o Silicon Image, 1060 East Arques Ave., Sunnyvale, California 94085. An employee of Silicon Image, under the supervision of the Chairman of the Board, will forward these emails and letters directly to the Board. Securityholders may indicate in their email messages and letters if their communication is intended to be provided to certain director(s) only.

CODE OF CONDUCT AND ETHICS

Silicon Image has adopted a code of conduct and ethics that applies to Silicon Image’s directors, executive officers and employees, including its Chief Executive Officer and Chief Financial Officer. The code of conduct and ethics is available on Silicon Image’s website at www.siliconimage.com.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

Appendix A

SILICON IMAGE, INC.

2008 EQUITY INCENTIVE PLAN

1.  PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.  SHARES SUBJECT TO THE PLAN.

2.1  Number of Shares Available.  Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 4,000,000. Any Award other than an Option or a SAR shall reduce the number of Shares available for issuance under the Plan by 1.50 Shares. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan. The Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2  Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; provided, however, that (x) Shares tendered by a Participant as full or partial payment to the Company upon exercise of an Option shall not be available for future grant, and (y) SARs to be settled in Shares of the Company’s Common Stock shall be counted against the Shares available for issuance as one (1) Share for every Share subject to the SAR, regardless of the number of Shares issued upon settlement of the SAR; (ii) are subject to Awards granted under this Plan that are forfeited, cancelled or expire; or (iii) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

2.3  Minimum Share Reserve.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.4  Limitations.  No more than 40,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5  Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.  ELIGIBILITY.  ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Outside Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Outside Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 750,000 Shares in the calendar year in which they commence their employment.

4.  ADMINISTRATION.

4.1  Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o) make all other determinations necessary or advisable for the administration of this Plan.

4.2  Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3  Section 162(m) of the Code and Section 16 of the Exchange Act.  When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

5.  OPTIONS.  The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1  Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2  Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3  Exercise Period.  Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4  Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

5.5  Method of Exercise.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6  Termination.  The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

5.7  Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8  Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9  Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10  No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code

5.11  Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

6.  RESTRICTED STOCK AWARDS.

6.1  Awards of Restricted Stock.  A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2  Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3  Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement.

6.4  Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5  Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.  STOCK BONUS AWARDS.

7.1  Awards of Stock Bonuses.  A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2  Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3  Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4  Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.  STOCK APPRECIATION RIGHTS.

8.1  Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2  Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3  Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven (7) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4  Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.5  Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.  RESTRICTED STOCK UNITS.

9.1  Awards of Restricted Stock Units.  A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2  Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3  Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.

9.4  Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.  PERFORMANCE SHARES.

10.1  Awards of Performance Shares.  A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.

10.2  Terms of Performance Shares.  The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.

10.3  Value, Earning and Timing of Performance Shares.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4  Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.  PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted and/or same day sale (or other) cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12.  GRANTS TO OUTSIDE DIRECTORS.

12.1  Types of Awards.  Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Committee, or made from time to time as determined in the discretion of the Board.

12.2  Eligibility.  Awards pursuant to this Section 12 shall be granted only to Outside Directors. An Outside Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3  Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Committee. With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.  WITHHOLDING TAXES.

13.1  Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

13.2  Stock Withholding.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.  TRANSFERABILITY.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees

15.  PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1  Voting and Dividends.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2  Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.  CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17.  ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.  REPRICING; EXCHANGE AND BUYOUT OF AWARDS.  Except in connection with a (i) Corporate Transaction or (ii) a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash or other Awards (including Options or SARs) with an exercise price that is less than the exercise price of the original Option or SAR without prior stockholder approval.

19.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.  NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21.  CORPORATE TRANSACTIONS.

21.1  Assumption or Replacement of Awards by Successor.  In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2  Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).

21.3  Outside Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.  ADOPTION AND STOCKHOLDER APPROVAL.  This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.  TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

24.  AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.  NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.  INSIDER TRADING POLICY.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.  DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means Silicon Image, Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date this Plan is approved by the Company’s stockholders, the date of which shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“GAAP” means generally accepted accounting principles.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12 of the Plan.

“Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives;

•	Company specific operational metrics; and

•	Any of the foregoing may be based on GAAP or NonGAAP standards.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.

“Plan” means this Silicon Image, Inc. 2008 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 and Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Appendix B

SILICON IMAGE, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.  Establishment of Plan.  Silicon Image, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section (“Section 423”)), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 shall have the same definition herein. As of the amendment and restatement of the Plan on April 3, 2008, a total of 2,422,448 shares of the Company’s Common Stock is reserved for issuance under this Plan. In addition, on each January 1 (commencing with January 1, 2009) the aggregate number of shares of the Company’s Common Stock reserved for issuance under the Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Company Common Stock on the immediately preceding December 31; provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan shall not exceed 8,000,000 shares. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2.  Purpose.  The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3.  Administration.  This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4.  Eligibility.  Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who are not employed by the Company or a Participating Subsidiary (10) days before the beginning of such Offering Period;

(b) employees who are customarily employed for twenty (20) hours or less per week;

(c) employees who are customarily employed for five (5) months or less in a calendar year;

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

(e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5.  Offering Dates.  The offering periods of this Plan (each, an “Offering Period”) shall be of approximately six (6) months duration. The first such Offering Period under the Plan as amended and restated in 2008, shall commence on August 16, 2008, and end on the last business day to occur on or before February 15, 2009, and subsequent Offering Periods shall commence on each February 16 and August 16 thereafter. The Offering Period that commenced on February 16, 2008, shall continue under its terms and end on August 15, 2008. Each Offering Period shall consist of a single purchase period (a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Offering Period is referred to as the “Purchase Date” and is the end of the Purchase Period. The Committee shall have the power to change the duration of Offering Periods with respect to offerings without stockholder approval.

6.  Participation in this Plan.  Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date of such Offering Period after satisfying the eligibility requirements by delivering a subscription agreement to the Company not later than five (5) days before such Offering Date. Notwithstanding the foregoing, the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Company by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company not later than five (5) days preceding a subsequent Offering Date (or such later time as the Committee may establish). Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period and is not required to file another subscription agreement to continue participation in this Plan other than following a withdrawal from participation as set forth in Section 11 below.

7.  Grant of Option on Enrollment.  Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.

8.  Purchase Price.  The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The fair market value on the Offering Date; or

(b) The fair market value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by The Wall Street Journal or other source designated by the Board or Committee;

(b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or other source designated by the Board or Committee; or

(c) if none of the foregoing is applicable, by the Board or Committee in good faith.

9.  Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may prospectively increase or decrease the rate of payroll deductions for any upcoming Offering Period by filing with the Company a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.

(c) A participant may decrease, but not increase, his or her payroll deduction percentage (including to zero) during a Purchase Period by filing with the Company a new authorization regarding upcoming payroll deductions. Such decrease shall be effective as soon as administratively practicable after the Company’s receipt of the request. Only one such change may be made effective during any Purchase Period.

(d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e) On each Purchase Date, so long as this Plan remains in effect, and provided that the participant has not timely submitted a signed and completed withdrawal form before that date as provided in Section 11 below, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

(g) A participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10.  Limitations on Shares to be Purchased.

(a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the

Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) No more than twice the number of Shares that the participant’s contributions in an Offering Period could have purchased using as the purchase price eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date of that Offering Period may be purchased by that participant on the Purchase Date of that Offering Period.

(c) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

(d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest.

11.  Withdrawal.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12.  Termination of Employment.  Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.  Return of Payroll Deductions.  In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14.  Capital Changes.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination or return each participant’s funds on deposit without interest. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall terminate as of a date fixed by the Committee and the date of such termination shall be the final Purchase Date for all Offering Periods then in effect.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15.  Nonassignability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.  Reports.  Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

17.  Notice of Disposition.  Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.  No Rights to Continued Employment.  Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

19.  Equal Rights And Privileges.  All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20.  Notices.  All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  Term; Stockholder Approval.  This Plan was first adopted by the Board on July 20, 1999, as the Silicon Image, Inc. 1999 Employee Stock Purchase Plan, and amended and restated on April 3, 2008 as the Silicon Image, Inc. Employee Stock Purchase Plan. When required by applicable law or Section 423, this Plan shall be submitted for approval by the stockholders of the Company, in any manner required, or permitted, by applicable law. No purchase of shares that are subject to such approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-seven (27) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of shares and participants in such Offering Period shall be refunded their contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) August 15, 2018.

22.  Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.  Conditions Upon Issuance of Shares; Limitation on Sale of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.  Applicable Law.  The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25.  Amendment or Termination of this Plan.  The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) increase the number of shares that may be issued under this Plan; or

(b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan was adopted by the Board.

SILICON IMAGE, INC. EMPLOYEE STOCK PURCHASE PLAN
ENROLLMENT FORM

Check One:	Complete:
☐ New Enrollment or Re-enrollment	Social Security No.
☐ Change	Employee No.

☐  Change in How Shares Are to Be Held in Account
☐  Increase in Payroll Deduction Level ☐ next Offering Period
☐  Decrease in Payroll Deduction Level ☐ this Purchase Period ☐ next Offering Period
☐  Suspension of Payroll Deductions for Open Offering Period (Attach Completed Suspension Form)
☐  Withdrawal (Attach Completed Withdrawal Form)
☐  Beneficiary Change

1.	Name of Participant

2.	Shares purchased under the Plan should be held in account with the Plan Broker in my name or in my name together with the name(s) indicated below:

Name	Social Security No.

Name	Social Security No.

There may be tax consequences for naming individuals other than your spouse on the account in which Shares purchased under the Plan are held. If spouse (circle one): Joint Tenants/Community Property.

Please notify the Plan Broker directly to transfer or sell your stock.

3.	Payroll Deduction Level (from 1% to 15% in whole percentages):
(the percentage deduction will be made from your W-2 compensation including base salary, commissions, overtime, shift premiums, bonuses and draws against commissions)

4.	I confirm my spouse’s interest (if married) in the community property herein (if in a community property state), and I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or stock attributable to my interest under the Plan:

*To be divided
Name	as follows:	Address

Last First M.I.		Number Street

Social Security No. Relationship		City State Zip

Last First M.I.		Number Street

Social Security No. Relationship		City State Zip

* If more than one beneficiary: (1) insert “in equal shares”, or (2) insert percentage to be paid to each beneficiary.

4.	The information provided on this Enrollment Form will remain in effect unless and until I complete and submit to Silicon Image, Inc. a new enrollment form.

SILICON IMAGE, INC. OFFICE USE:

Signature:	Date received by the :
Name:	Date entered into system:
Date:	Please return this completed form to Silicon Image, Inc.

SILICON IMAGE, INC.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

1. I elect to participate in the Silicon Image, Inc. (the “Company”) Employee Stock Purchase Plan (the “Plan”) and to subscribe to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Subscription Agreement and the Plan.

2. I authorize payroll deductions from each of my paychecks in that percentage of my base salary, commissions, overtime, shift premiums, bonuses and draws against commissions as shown on my Enrollment Form, in accordance with the Plan.

3. I understand that such payroll deductions shall be accumulated for the purchase of Shares under the Plan at the applicable purchase price determined in accordance with the Plan. I further understand that except as otherwise set forth in the Plan, Shares will be purchased for me automatically at the end of each Purchase Period unless I withdraw from the Plan or otherwise become ineligible to participate in the Plan.

4. I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Plan or I become ineligible to participate in the Plan.

5. I acknowledge that I have a copy of and am familiar with the Company’s most recent Prospectus which describes the Plan. A copy of the complete Plan and the Prospectus is on file with the Company.

6. I understand that Shares purchased for me under the Plan will be held in a personal account with the Plan Broker unless I request otherwise and that I am obligated to notify the Company of any disqualifying disposition.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. I have read and understood this Subscription Agreement.

Signature:

Name:

Date:

Please return this completed form to the Company.

SILICON IMAGE, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Sub-Plan of the Silicon Image, Inc. Employee Stock Purchase Plan,
as Amended and Restated on          , 2008)

1.  PURPOSE.   The Silicon Image, Inc. International Employee Stock Purchase Plan, a sub-plan of the Silicon Image, Inc. Employee Stock Purchase Plan (the “Sub-Plan”) is intended to provide eligible employees of the Company’s Non-U.S. Subsidiaries with a convenient means or acquiring an equity interest in the Company through payroll deductions or other approved contributions and to enhance such employees’ sense of participation in the affairs of the Company and Non-U.S. Subsidiaries. The Sub-Plan is not intended to qualify as an employee stock purchase plan under Section 423 (b) of the U.S. Internal Revenue Code of 1986, as amended.

All provisions of this Sub-Plan shall be governed by the U.S. Plan, except as otherwise expressly provided herein.

The Sub-Plan became effective on the designated Effective Date.

2.  DEFINITIONS.   The definitions provided in the U.S. Plan shall govern the Sub-Plan, except the following terms shall have the meanings indicated:

Compensation means all cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums, and bonuses, plus draws against commissions.

Corporate Affiliate means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, stock or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies.

Effective Date means July 13, 2007.

Employee means any person employed by a Non-U.S. Subsidiary.

Non-U.S. Subsidiary shall mean any Corporate Affiliate with Employees residing outside of the United States. As of the Effective Date, the Non-U.S. Subsidiaries designated to participate in the Sub-Plan are listed on attached Schedule A.

Participant means any Employee who meets the eligibility and participation requirements set forth in Section 4, below and is an Employee of a Non-U.S. Subsidiary.

U.S. Plan shall mean the Silicon Image, Inc. Employee Stock Purchase Plan, and for Offering Periods commencing prior to August 16, 2008, the Silicon Image, Inc. 1999 Employee Stock Purchase Plan, as amended.

3.  ADMINISTRATION.   This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4.  ELIGIBILITY AND PARTICIPATION.

(a) Any Employee of a Non-U.S. Subsidiary is eligible to participate in an Offering Period (as hereinafter defined) under this Sub-Plan except the following:

(i) An Employee who is not employed by the Non-U.S. Subsidiary ten (10) days before the beginning of such Offering Period; and

(ii) An Employee who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent

(5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries, including Non-U.S. Subsidiaries, or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries, including Non-U.S. Subsidiaries.

(b) In order to participate in the Sub-Plan for a particular Offering Period, the Employee must complete the enrollment forms prescribed by the Company (including a subscription agreement and a payroll deduction authorization, if applicable) and file such forms with the office designated by the Company no later than the close of business for such office on the subscription date designated by the Company. However, any Employee of a Non-U.S. Subsidiary who is a participant in the U.S. Plan immediately prior to the Effective Date shall automatically become a Participant in the initial Offering Period under the Sub-Plan and such individual’s contributions under the Sub-Plan (whether made by payroll deduction, check or other payment method as applicable) shall continue at the same rate authorized under the U.S. Plan immediately prior to the Effective Date unless the Participant shall change such rate in accordance with Section 9 of the U.S. Plan.

5.  STOCK SUBJECT TO THE SUB-PLAN.   The Stock purchasable by Participants under the Sub-Plan shall be made available from shares reserved under the U.S. Plan and any shares issued under the Sub-Plan will reduce, on a share-for-share basis, the number of shares of Common Stock available for subsequent issuance under the U.S. Plan.

6.  PURCHASE RIGHTS.   An Employee who participates in the Sub-Plan for a particular Offering Period shall have the right to purchase Common Stock upon the terms and conditions set forth below and shall execute a subscription agreement embodying such terms and conditions and such other provisions (not inconsistent with the Sub-Plan) as the Company may deem advisable.

(a) Purchase Price.  The U.S. Dollar Purchase Price shall be determined in accordance with the provisions of Section 8 of the U.S. Plan.

(b) Number of Purchasable Shares.  The number of shares purchasable by a Participant shall be determined in accordance with the provisions of Section 10 of the U.S. Plan.

(c) Payment.  Except to the extent otherwise determined by the Company and as otherwise required by law, payment for Common Stock purchased under the Sub-Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant Offering Period and, unless terminated earlier pursuant to Section 6 (e), below, shall terminate with the pay day ending with or immediately prior to the last day of the Offering Period. The amounts so collected shall be credited to the Participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Non-U.S. Subsidiary until converted into U.S. Dollars. Accordingly, all purchases of Common Stock under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions or other approved contributions for the Offering Period have been converted. No interest shall be paid on the balance from time to time outstanding in the book account maintained for the Participant, except as otherwise required by law. The amounts collected from a Participant may be commingled with the general assets of the Company or the Non-U.S. Subsidiary and may be used for general corporate purposes, except as otherwise required by law.

(d) Conversion into U.S. Dollars.  For purposes of determining the number of shares purchasable by a Participant, the payroll deductions or other approved contributions credited to each Participant’s book account during each Offering Period shall be converted into U.S. Dollars on the Purchase Date for that Offering Period on the basis of the exchange rate in effect on such date. The Company shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Purchase Date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

(e) Transfer of Employment.  In the event that a Participant who is an Employee of a Non-U.S. Subsidiary is transferred and becomes an employee of the Company during an Offering Period under the Sub-Plan, such individual shall continue to remain a Participant in the Sub-Plan, and payroll deductions or other approved contributions shall continue to be collected until the next Purchase Date as if the Participant had remained an Employee of the Non-U.S. Subsidiary.

In the event that an employee of the Company who is a participant in the U.S. Plan is transferred and becomes an Employee of a Non-U.S. Subsidiary during an Offering Period in effect under the U.S. Plan, such individual shall automatically become a Participant under the Sub-Plan for the duration of the Offering Period in effect at that time under the Sub-Plan and the balance in such individual’s book account maintained under the U.S. Plan shall be transferred as a balance to a book account opened for such individual under the Sub-Plan. Such balance, together with all other payroll deductions or other approved contributions collected from such individual by the Non-U.S. Subsidiary for the remainder of the Offering Period under the Sub-Plan (as converted into U.S. Dollars), shall be applied on the next Purchase Date to the purchase of Common Stock under the Sub-Plan.

(f) Additional Restrictions on Transfer of Shares to Comply with Local Law.  In order to comply with local law (including, without limitation, local securities and applicable exchange laws), the Company may require a Participant to retain the shares purchased on his or her behalf in the in a Company account or an account of a designated broker until the sale of such shares.

7.  AMENDMENT AND TERMINATION.   The amendment and termination of the Sub-Plan are governed by Section 25 of the U.S. Plan.

8.  GENERAL PROVISIONS.

(a) All costs and expenses incurred in the administration of the Sub-Plan shall be paid by the Company or the Non-U.S. Subsidiary.

(b) Neither the action of the Company in establishing the Sub-Plan, nor any action taken under the Sub-Plan by the Board nor any provision of the Sub-Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(c) The Company may adopt rules or procedures relating to the operation and administration of the Sub-Plan to accommodate the specific requirements of the law and procedures of applicable jurisdictions. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.

(d) The Committee may adopt rules, procedures or sub-plans applicable to particular Non-U.S. Subsidiaries or jurisdictions. The rules of such sub-plans may take precedence over other provisions of this Sub-Plan, with the exception of Section 5, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Sub-Plan shall govern the operation of such sub-plan.

(e) Except as otherwise expressly required under the laws of the local jurisdiction, the Sub-Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of California, United States of America without resort to that state’s conflict-of-laws rules. Should any provision of this Sub-Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable in a separate local jurisdiction, such determination shall in no way affect the application of that provision in any other local jurisdiction, or any of the remaining provisions of the Sub-Plan.

9.  DISALLOWED PROVISIONS OF THE U.S. PLAN.   The following provisions of the U.S. Plan are not applicable to the Sub-Plan:

(a) Section 17.  Notice of Disposition, and

(b) Section 19.  Equal Rights and Privileges.

Schedule A

Non-US Subsidiaries Participating in the
International Employee Stock Purchase Plan
(Sub-Plan of the Silicon Image, Inc. Employee Stock Purchase Plan,
as Amended and Restated on          , 2008)
as of July 13, 2007

1.	Silicon Image Japan KK (Japan) (Eligible for the Offering Period scheduled to begin on August 1, 2007)

2.	Silicon Image GmbH (Germany) (Eligible for the Offering Period scheduled to begin on August 1, 2007)

3.	Silicon Image International B.V. (Netherlands) (Eligible for the Offering Period scheduled to begin on August 1, 2007)

4.	Silicon Image UK Ltd. (United Kingdom) (Eligible for the Offering Period scheduled to begin on February 16, 2008)

SILICON IMAGE, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Sub-Plan of the Silicon Image, Inc. Employee Stock Purchase Plan,
as Amended and Restated on          , 2008)

ENROLLMENT FORM

Check One:	Complete:
☐ New Enrollment or Re-enrollment	Tax Identification No.
☐ Change	Employee No.

☐  Change in How Shares Are to Be Held in Account
☐  Increase in Payroll Deduction Level ☐ next Offering Period
☐  Decrease in Payroll Deduction Level ☐ this Purchase Period ☐ next Offering Period
☐  Suspension of Payroll Deductions for Open Offering Period (Attach Completed Suspension Form)
☐  Withdrawal (Attach Completed Withdrawal Form)
☐  Beneficiary Change

1.	Name of Participant

2.	Shares purchased under the Sub-Plan should be held in account with the Broker in my name or in my name together with the name(s) indicated below:

Name	Tax Identification No.

Name	Tax Identification No.

There may be tax consequences for naming individuals other than your spouse on the account in which Shares purchased under the Sub-Plan are held. If spouse (circle one): Joint Tenants/Community Property.

Please notify the Broker directly to transfer or sell your stock.

3.	Payroll Deduction Level (from 1% to 15% in whole percentages):
(the percentage deduction will be made from your post-tax remuneration including base salary, commissions, overtime, shift premiums, bonuses and draws against commissions)

4.	I confirm my spouse’s interest (if married) in the community property herein (if in a community property state), and I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or stock attributable to my interest under the Sub-Plan:

*To be divided
Name	as follows:	Address

Last First M.I.		Number Street

Tax Identification No. Relationship		City State Zip

Last First M.I.		Number Street

Tax Identification No. Relationship		City State Zip

* If more than one beneficiary: (1) insert “in equal shares”, or (2) insert percentage to be paid to each beneficiary.

5.	The information provided on this Enrollment Form will remain in effect unless and until I complete and submit to Silicon Image, Inc. a new enrollment form.

SILICON IMAGE, INC. OFFICE USE:

Signature:	Date received by the :

Name:	Date entered into system:

Date:

Please return this completed form to Silicon Image, Inc. Human Resources — Fax 408-830-9534

SILICON IMAGE, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Sub-Plan of the Silicon Image, Inc. Employee Stock Purchase Plan,
as Amended and Restated on          , 2008)

SUBSCRIPTION AGREEMENT

1. I elect to participate in the Silicon Image, Inc. (the “Company”) International Employee Stock Purchase Plan, a sub-plan of the Silicon Image, Inc. Employee Stock Purchase Plan (the “Sub-Plan”) and to subscribe to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Subscription Agreement and the Sub-Plan.

2. I authorize payroll deductions from each of my paychecks in that percentage of my base salary, commissions, overtime, shift premiums, bonuses and draws against commissions as shown on my Enrollment Form, in accordance with the Sub-Plan.

3. I understand that such payroll deductions shall be accumulated for the purchase of Shares under the Sub-Plan at the applicable purchase price determined in accordance with the Sub-Plan. I further understand that except as otherwise set forth in the Sub-Plan, Shares will be purchased for me automatically at the end of each Purchase Period unless I withdraw from the Sub-Plan or otherwise become ineligible to participate in the Sub-Plan.

4. I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Sub-Plan or I become ineligible to participate in the Sub-Plan.

5. I acknowledge that I have a copy of and am familiar with the Company’s most recent Prospectus which describes the Sub-Plan. A copy of the complete Sub-Plan and the Prospectus is on file with the Company.

6. I understand that Shares purchased for me under the Sub-Plan will be held in a personal account with the Broker unless I request otherwise and that I am obligated to notify the Company of any disqualifying disposition.

7. Certain Conditions to Participation in the Sub-Plan

(a) I understand that I shall not have any of the rights of a stockholder with respect to any shares until the Shares are issued to me.

(b) I understand that the exercise of a purchase right to receive Shares under the Sub-Plan and the issuance, transfer, assignment, sale, or other dealings of such Shares shall be subject to compliance by the Company and me with all applicable requirements of: (a) federal and state securities law, (b) the laws, rules, and regulations of the country of which I am a resident (“Local Law”), and (c) any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Furthermore, I agree that I will not acquire shares of Common Stock pursuant to the Sub-Plan except in compliance with all aforementioned laws and requirements.

(c) As a condition of my participation in the Sub-Plan, I acknowledge that:

(i) Any notice period mandated under Local Law shall not be treated as service for the purpose of determining my participation in the Sub-Plan; and my right to receive Shares under the Sub-Plan after Termination of service, if any, will be measured by the Termination Date of my active service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Sub-Plan, the Company, in its sole discretion, shall determine whether my service has Terminated and the effective Termination Date.

(ii) The Sub-Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Sub-Plan and this Subscription Agreement.

(iii) The offer of participation in the Sub-Plan is voluntary and occasional and does not create any contractual or other right to participate in the Sub-Plan or the right to purchase Shares in the future.

(iv) All decisions with respect to future participation in the Sub-Plan, if any, will be at the sole discretion of the Company.

(v) I am voluntarily participating in the Sub-Plan.

(vi) The right to purchase Shares under the Sub-Plan is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Parent Corporation or Subsidiary), and which is outside the scope of my employment contract, if any.

(vii) The right to purchase Shares under the Sub-Plan is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(viii) In the event that I am not an employee of the Company, participation in the Sub-Plan will not be interpreted to form an employment contract or relationship with the Company; and furthermore participation in the Sub-Plan will not be interpreted to form an employment contract with any Parent Corporation or Subsidiary.

(ix) The future value of the underlying Shares purchased under the Sub-Plan is unknown and cannot be predicted with certainty. If I obtain Shares upon participating in the Sub-Plan, the value of those Shares may increase or decrease.

(x) No claim or entitlement to compensation or damages arises from termination of participation in the Sub-Plan or diminution in value of the Shares purchased under the Sub-Plan resulting from termination of my service (for any reason whether or not in breach of Local Law) and I irrevocably release the Company and each Parent Corporation and Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Subscription Agreement, I shall be deemed irrevocably to have waived my entitlement to pursue such a claim.

8.  Tax Withholding

(a) Regardless of any action taken by the Company or of a Parent Corporation or Subsidiary with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations (the “Tax Obligations”), I acknowledge that the ultimate liability for all Tax Obligations legally due by me is and remains my responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of my participation in the Sub-Plan, including the grant, the right to purchase Shares, the subsequent sale of Shares acquired pursuant to the Sub-Plan, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of my participation in the Sub-Plan to reduce or eliminate my liability for Tax Obligations.

(b) I shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company at the time such Tax Obligations arise. In this regard, I hereby authorize withholding of all applicable Tax Obligations from payroll and any other amounts payable to me, and otherwise agree to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Company or of a Parent Corporation or Subsidiary which arise in connection with my participation in the Sub-Plan. Alternatively, or in addition, if permissible under applicable law, including Local Law, the Company may require me to satisfy the Tax Obligations through either or both of the methods described in Sections 8(b) and 8(c) below. The Company shall have no obligation to process the Shares purchased under the Sub-Plan or to deliver shares of Common Stock until the Tax Obligations as described in this Section have been satisfied by me.

(c) Subject to compliance with applicable law, including Local Law, and the Company’s Insider Trading Policy, the Company may, in its discretion, require me to satisfy all or any portion of the Tax Obligations in accordance with procedures established by the Company providing for delivery by me to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares being purchased.

(d) The Company may, in its discretion, require me to satisfy all or any portion of the Tax Obligations by deducting from the shares of Common Stock otherwise deliverable to me under the Sub-Plan a number of whole shares having a Fair Market Value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

9.  Data Privacy Consent

(a) I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, my personal data as described in this document by and among the Company and each Parent Corporation and Subsidiary for the exclusive purpose of implementing, administering and managing my participation in the Sub-Plan.

(b) I understand that the Company (or any Parent Corporation or Subsidiary) holds certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of my participation in the Sub-Plan (including Shares purchased) or any other entitlement to shares awarded, canceled, exercised, or outstanding in my favor, for the purpose of implementing, administering and managing the Sub-Plan (“Data”).

(c) I further understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Sub-Plan, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Sub-Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares acquired upon my participation in the Sub-Plan.

(d) I also understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Sub-Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Sub-Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

10. I hereby agree to be bound by the terms of the Sub-Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Sub-Plan.

11. I have read and understood this Subscription Agreement.

Signature:

Name:

Date:

Please return this completed form to Silicon Image, Inc. Human Resources — Fax 408-830-9534

PROXY
SILICON IMAGE, INC.
Annual Meeting of Stockholders — May 21, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Steve Tirado and Edward Lopez and each of them, as proxies of the undersigned, each with full power to appoint his substitute and hereby authorizes them to represent and to vote all the shares of stock of Silicon Image, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Silicon Image, Inc. to be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California, on Wednesday, May 21, 2008, at 2:00 p.m., Pacific Time and at any adjournment or postponement thereof.
     When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Directors nominees and for Proposals No. 2, 3 and 4 and this Proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
[See reverse side]
(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

Please mark your votes as indicated in this example	☑

The Board of Directors recommends a vote FOR the Proposals:

1	ELECTION OF CLASS III DIRECTORS

	Nominees:		WITHHOLD
01 Steve Tirado
	02 William Raduchel	FOR	AUTHORITY
		☐	☐
INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space provided below:

2	APPROVAL OF 2008 EQUITY INCENTIVE
PLAN TO REPLACE 1999 EQUITY
	INCENTIVE PLAN	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3	APPROVAL OF AMENDMENT OF 1999
EMPLOYEE STOCK PURCHASE PLAN TO
EXTEND TERM OF THE PURCHASE
	PLAN	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4	RATIFICATION OF APPOINTMENT OF

	DELOITTE & TOUCHE LLP AS SILICON	FOR	AGAINST	ABSTAIN
	IMAGE’S INDEPENDENT REGISTERED	☐	☐	☐
PUBLIC ACCOUNTING FIRM

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the meeting.

Signature	Signature	Date

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

▲ FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/simg		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy		Use any touch-tone telephone to		your proxy card and
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	return it in the
you access the web site		card in hand when you call.		enclosed postage-paid
envelope
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.